SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2008

SINGLE TOUCH SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2235 Encinitas Blvd, Suite 210 Encinitas, California	92024
(Address of principal executive offices)	(Zip Code)

(760) 438-0100

(Registrant’s telephone number, including area code)

32 Poplar Place, Fanwood, NJ 07023

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

On May 12, 2008 Hosting Site Network, Inc. (“Hosting”) changed its name to Single Touch Systems Inc. On July 24, 2008 Single Touch Acquisition Corp. (“Acquisition Sub”), a wholly-owned subsidiary of Hosting, merged (the "Merger") with and into Single Touch Interactive, Inc., a Nevada corporation (“Single Touch”). Hosting acquired the business of Single Touch pursuant to the Merger and will continue the existing business operations of Single Touch, its wholly-owned subsidiary, as a publicly-traded company under the name Single Touch Systems Inc. (the “Company”).

The terms “the Company,” “we,” “us,” and “our” refer to Single Touch Systems Inc. and its wholly-owned subsidiaries, Single Touch Interactive, Inc. and HSN (NJ) Inc., after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. HSN (NJ) Inc. is an inactive New Jersey corporation with no or nominal assets. The term “Hosting” refers to Single Touch Systems Inc. (f/k/a Hosting Site Network, Inc.) before giving effect to the Merger, and the term “Single Touch” refers to Single Touch Interactive, Inc. before giving effect to the Merger. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2008, the Company completed the Merger. For a description of the Merger and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

THE MERGER AND RELATED TRANSACTIONS

The Merger

On March 20, 2008, Hosting, the Acquisition Sub, and Single Touch entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Before their entry into the Merger Agreement, no material relationship existed between Hosting (or its subsidiaries) and Single Touch. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated March 20, 2008 which is incorporated herein by reference.

The Merger Agreement provided for the merger contemplated thereby (the “Merger”) to be consummated on or before June 1, 2008 unless extended in writing by mutual agreement of us and Single Touch. On May 29, 2008 we entered into an Addendum to the Merger Agreement which provided for the Merger to be consummated on or before June 30, 2008 unless extended in writing by mutual agreement of us and Single Touch. On June 10, 2008 we entered into a Second Addendum to the Merger Agreement which provided that there would be approximately 6,878,478 shares of our common stock issued and outstanding at the time of closing under the Merger Agreement after taking into account a 2.3:1 reverse stock split, a 3:1 forward stock split in the form of a dividend and the cancellation of shares of our common stock owned by our then president, Scott Vicari, but not taking into account the shares of our common stock issuable to the STI security holders pursuant to the Merger Agreement or the shares of our common stock issuable upon conversion of the convertible promissory notes issued by us in an offering described below under “The 2008 Note Offering”. On June 27, 2008 we entered into a Third Addendum to the Merger Agreement which provided for the Merger to be completed on or before July 31, 2008, unless further extended in writing by mutual agreement of us and Single Touch. On July 22, 2008 we entered into a Fourth Addendum to the Merger Agreement which provided for Anthony Macaluso, the principal shareholder of Single Touch, to deliver 1,445,912 shares in escrow to secure the indemnification obligations of the other Single Touch securities holders under the Merger Agreement in lieu of having each Single Touch securities holder deliver shares in escrow. On July 24, 2008 we entered into a Fifth Addendum under the Merger Agreement which increased the shares issuable to the Single Touch securities holders under the Merger Agreement from 87,994,950 shares to 90,994,987 shares. See “ProForma Ownership.”

Pursuant to the Merger Agreement, on July 24, 2008 (the “Closing Date”), the Acquisition Sub, a wholly-owned subsidiary of ours, merged with and into Single Touch, with Single Touch remaining as the surviving entity. We acquired the business of Single Touch pursuant to the Merger and have continued the existing business operations of Single Touch as a publicly-traded company under the name Single Touch Systems Inc. As a result of the Merger, Single Touch is a wholly-owned subsidiary of Single Touch Systems Inc.

On the Closing Date and in connection with the Merger, the holders of Single Touch’s issued and outstanding common stock before the Merger (the “Single Touch Shareholders”) surrendered all of their issued and outstanding common stock of Single Touch and received common stock of the Company, par value $0.001 per share (“Common Stock”). Also on the Closing Date, all of the issued and outstanding warrants and convertible notes to purchase shares of Single Touch common stock were exchanged for warrants (the “New Warrants”) and convertible notes (the “New Notes”) to purchase shares of the Company’s Common Stock. The number of shares of Common Stock issuable under, and the price per share upon exercise or conversion of, the New Warrants and New Notes were calculated based upon the terms of the original warrants and notes of Single Touch.

An aggregate of 90,994,987 shares of Common Stock were issuable to Single Touch Shareholders, and holders of outstanding Single Touch warrants and convertible notes, on the Closing Date, of which 42,967,554 shares of Common Stock were issued to Single Touch Shareholders, and an aggregate of 48,027,433 shares of Common Stock were reserved for issuance upon the exercise of New Warrants or the conversion of New Notes. The stockholders of Hosting before the Merger (the “Hosting Stockholders”) retained 6,878,511 shares of Common Stock.

The Merger Agreement contains customary representations, warranties and covenants of Hosting, Single Touch and Acquisition Sub, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions. In order to secure the indemnification obligations of the Single Touch Shareholders pursuant to the Merger Agreement, 1,445,912 shares of Common Stock to which Anthony Macaluso, the principal shareholder of Single Touch was entitled in exchange for his shares of Single Touch in connection with the Merger will be held in escrow for a period of one year pursuant to an Escrow Agreement, a copy of which agreement is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Hosting before the Merger will be replaced with the historical financial statements of Single Touch before the Merger in all future filings with the SEC.

On the Closing Date, we increased the size of our board of directors from three to four persons. On such date, Scott Vicari and Ralph Brown resigned from our board of directors, Scott Vicari resigned as our Chairman, President, Treasurer, Chief Executive Officer and Chief Financial Officer, and James Cassina resigned as our Secretary. Anthony Macaluso, Richard Siber and Larry Dunn were appointed to fill the board vacancies created by the board resignations and the size increase. Anthony Macaluso was appointed as our President, Chief Executive and Financial Officer, Treasurer and Chairman and Tom Hovasse was appointed as our Secretary. James Cassina continued to serve as a director. The officers and directors of the Company as of the Closing Date are identified on page 36 under “Directors and Executive Officers.”

On the Closing Date, in accordance with the Merger Agreement and our April 30, 2001 Employment Agreement with Scott Vicari, as amended, Scott Vicari returned 3,913,044 shares of our common stock owned by him to us for cancellation (the “Vicari Share Cancellations”). Upon cancellation these shares were returned to the status of authorized but unissued.

The parties have taken all actions necessary to ensure that the Merger is treated as a “tax free exchanges” under Section 351(a) of the Internal Revenue Code of 1986, as amended.

2008 Stock Option Plan

On April 22, 2008 our Board of Directors and the holders of a majority of our outstanding shares adopted our 2008 Stock Option Plan (the “2008 Plan”) and terminated our 2002 Non-Statutory Stock Option Plan (the “2002 Plan”). No options were ever issued under the 2002 Plan. A total of 8,800,000 shares of our common stock are reserved for issuance under the 2008 Plan. The 2008 Plan authorizes the grant of nonqualified stock options, incentive stock options, restricted stock awards and stock appreciation rights to eligible participants. For a more detailed description of the 2008 Plan, see Item 6 - Executive Compensation - 2008 Stock Option Plan.” A copy of the 2008 Plan is attached as Exhibit 10.10 to this Current Report on Form 8-K herein and is incorporated herein by reference.

Charter Amendment / Reverse Stock Split

On May 12, 2008 we filed a Certificate of Amendment to our Certificate of Incorporation to:

•	change our name from Hosting Site Network, Inc. to Single Touch Systems Inc.;

•
increase our authorized capitalization from 105,000,000 shares of capital stock consisting of 100,000,000 common shares, par value $0.001 per share and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share to 205,000,000 shares of capital stock consisting of 200,000,000 common stock, par value $0.001 per share and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share; and

•	to effect a 2.3:1 reverse stock split (the “Reverse Split”) effective after the close of business on May 14, 2008.

The Certificate of Amendment is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Stock Split

On June 10, 2008 our board of directors declared a 3:1 forward stock split in the form of a stock dividend (the “Forward Split”). The record date, payment date and effective date for the forward split was June 24, 2008; June 25, 2008; and June 26, 2008, respectively. Immediately prior to the forward split we had 3,597,185 shares of common stock issued and outstanding. Immediately after the forward split we had 10,791,555 shares of common stock issued and outstanding.

The 2008 Note Offering

During the period March 24, 2008 through June 30, 2008, we engaged in a private offering (the “Offering” or the “2008 Note Offering”) whereby we sold an aggregate of $3,300,000 in convertible promissory notes (the “Company Notes”) including the March 17, 2008 Replacement Note issued on April 15, 2008 discussed below under “March 2008 Bridge Financing”. The gross proceeds from the Offering were subsequently loaned to Single Touch Interactive, Inc., as described in greater detail below. Each Company Note was convertible into Company units (the “Units”), at a purchase price of $1.25 per Unit, each Unit consisting of one share of Common Stock, one Class A Warrant to purchase one share of Common Stock for a period of eighteen (18) months at an exercise price of $1.60 per share and one Class B Warrant to purchase one share of Common Stock for a period of thirty-six (36) months at an exercise price of $2.05 per share. The Company Notes were due March 30, 2009 and interest was to begin to accrue at the rate of 12% per annum thereon commencing 90 days following their respective issuance dates. Effective June 15, 2008 holders of Company Notes dated March 17, 2008 and March 31, 2008 agreed that interest on their Company Notes would not begin to accrue until July 31, 2008. Interest was payable quarterly with the first interest payment date being October 1, 2008. The Offering was made only to accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC or to non-US Persons in reliance on Regulation S under the Securities Act of 1933, as amended. In connection with the closing of the Merger, the Company Notes were automatically converted into an aggregate of 2,640,000 Units. The exercise prices for the Class A Warrants and Class B Warrants, as set forth above, are subject to anti-dilution protection and take into account the prior effectiveness of the Reverse Split and the Forward Split.

The sale of the Company Notes in the Offering was exempt from registration under Section 4(2) or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). In the Offering, no general solicitation was made by us or any person acting on our behalf. The certificates for shares of Common Stock, Class A Warrants and Class B Warrants issued upon conversion of the Company Notes sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption therefrom.

The form of the Company Notes issued in the Offering was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 31, 2008 and is incorporated herein by reference.

The Merger, the Offering and the other transactions related thereto are collectively referred to herein as the “Transactions.”

March 2008 Bridge Financing

On March 17, 2008 we sold a $200,000 45-day, non-interest bearing note to a single subscriber in reliance on Regulation S under the Securities Act of 1933, as amended. The note was due on May 1, 2008. On April 15, 2008 the subscriber agreed to allow us to cancel the March 17, 2008 note and replace it with a new note dated March 17, 2008 (the “Replacement Note”) which was identical in all respects to the Company Notes and thereafter treated as a Company Note. In connection with the Closing of the Merger, the Replacement Note was converted into Units. The $200,000 in subscription proceeds from the March 17, 2008 note sale together with an additional $50,000 or an aggregate of $250,000 was loaned to Single Touch Interactive, Inc. (“STI”) on March 17, 2008 and represented by an STI secured promissory note dated March 17, 2008 and due April 16, 2008. The loan was secured by the assets of STI as reflected in a March 17, 2008 Security Agreement between Hosting and STI. As discussed below under “STI Loans” on April 15, 2008 the March 17, 2008 STI Note was cancelled and replaced with an STI Note dated as of March 17, 2008 which was issued subject to the March 31, 2008 Bridge Loan Agreement and Security Agreement between Hosting and STI and was identical in all material respects to the notes issued to Hosting by STI on each of March 31, 2008, April 28, 2008, June 5, 2008, and July 14, 2008.

STI Loans

On March 31, 2008 we entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Single Touch Interactive, Inc. (“STI”), a Nevada corporation pursuant to which we made a series of loans to STI (the “STI Loans”) in the aggregate amount of $3,300,000 which includes the $250,000 loan we made to STI on March 17, 2008 which was made subject to the Bridge Loan Agreement on April 15, 2008. The STI Loans were secured by STI’s assets as set forth in the March 31, 2008 Security Agreement between us and STI. As discussed below, upon making each STI Loan we received a secured bridge loan note from STI (the “STI Notes”) which provided for the payment of interest at the rate of 12% per annum. Interest and principal on the STI Notes, as amended, was due on July 31, 2008. However, upon the July 24, 2008 closing of the Merger by and among us, STI and Single Touch Acquisition Corp., the STI Loans were forgiven, the STI Notes were cancelled and deemed repaid in full and the Security Agreement, together with the security interest created thereby, was terminated.

In connection with the Bridge Loan Agreement we made loans to STI as follows:

•	On March 31, 2008 we loaned $1,650,000 to STI and received an STI Note dated March 31, 2008 in the principal amount of $1,650,000;

•	On April 15, 2008 we converted a March 17, 2008 note issued to us by STI in connection with a March 17, 2008 $250,000 bridge loan into an STI Note dated as of March 17, 2008;

•	On April 28, 2008 we loaned $345,000 to STI and received an STI Note dated April 28, 2008 in the principal amount of $345,000;

•	On June 5, 2008 we loaned $425,000 to STI and received an STI Note dated June 5, 2008 in the principal amount of $425,000; and

•	On July 14, 2008 we loaned $630,000 to STI and received an STI Note dated July 14, 2008 in the principal amount of $630,000.

Registration Rights

In connection with the Merger and the 2008 Note Offering, we have committed, subject to Rule 415 registration restrictions, to use our reasonable best efforts to file a Registration Statement covering the resale of the shares issued or issuable to the STI securities holders pursuant to the Merger, the resale of the shares issued or issuable upon the conversion of the Company Notes (including the shares issuable upon exercise of the Class A Warrants and Class B Warrants), and the restricted shares held by Hosting shareholders prior to the Merger, within 60 days from the Closing Date and to use our reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter. We have further agreed to use commercially reasonable efforts to maintain the effectiveness of this Registration Statement through the second anniversary of the date the Registration Statement is declared effective by the SEC or until Rule 144 of the Securities Act is available to the selling stockholders thereunder with respect to all of their shares, whichever is earlier.

Pro Forma Ownership

Immediately after giving effect to the Merger and the Vicari Share Cancellation, there were issued and outstanding on a fully diluted basis (including the shares of Common Stock underlying outstanding warrants and convertible notes assumed by the Company in the Merger and the shares of Common Stock underlying the Units issued upon the conversion of the Company Notes, including the Common Stock under the Class A Warrants and Class B Warrants comprising part of the Units), 105,793,498 shares of Common Stock, as follows:

•
the Single Touch Shareholders (including former holders of Single Touch convertible notes and former holders of Single Touch warrants) beneficially owned 90,994,987 shares of Common Stock, of which 42,967,554 shares were issued and outstanding and 48,027,433 shares were issuable upon exercise or conversion of warrants or convertible notes exercisable or convertible within 60 days of the closing under the Merger Agreement;

•
the Hosting Stockholders held 14,798,511 shares of Common Stock including 6,878,511 shares held by the Hosting Stockholders without regard to the shares of Common Stock issued upon conversion of the Company Notes; 2,640,000 shares of Common Stock comprising part of the Units issued upon the conversion of the Company Notes; 2,640,000 shares of common stock issuable upon exercise of the Class A Warrants comprising part of the Units issued upon the conversion of the Company Notes; and 2,640,000 shares of common stock issuable upon exercise of the Class B Warrants comprising part of the Units issued upon the conversion of the Company Notes.

PART I

1. DESCRIPTION OF BUSINESS

Company Overview

Immediately following the Merger, the business of Single Touch became the business of the Company. Single Touch was incorporated in Nevada on April 2, 2002 and is engaged in the business of wireless application development, publishing and distribution. Single Touch Interactive is a provider of customized easy-to-use wireless solutions.  It’s patent pending technology simplifies adoption by reaching new data subscribers and generating new revenue streams for carriers and content owners. Single Touch's Abbreviated Dial Code (“ADC”) programs make mobile easy for brands, consumers and carriers. The simplicity of dialing a ‘#’ plus 3 to 6 digit branded telephone number has resulted in high response and download conversion rates. A large percentage of ADC consumers are first time data users, demonstrating how simple it is to deliver mobile data and campaigns through these ADC programs while also opening up a new market outside of Short Message Service (“SMS”). Reaching new consumers is a major initiative for wireless carriers and ADC programs fill that need.

Industry

The data below, which is based on information released by CTIA – The Wireless Association™, shows the year over year growth and penetration of the wireless industry and the large volume of minutes and messages being used.

Wireless Quick Facts
Year End Figures

Topic	Dec-07	Dec-05	Dec-00	Dec-95
Wireless Subscribers	255.4M	207.9M	109.5M	33.8M
Wireless Penetration % of total U.S. population	84%	69%	38%	13%
Wireless-Only Households(1) % of U.S. Households	15.8%	8.4%	N/A	N/A
AnnualizedTotal Wireless Revenues	$138.9B	$113.5B	$45.3B	$19B
Annualized Wireless Data Revenues	$23.2B	$8.5B	$211.2M	N/A
Minutes of Use	2.1T	1.5T	533.8B	431.9M
Monthly SMS Messages	48.1B	9.8B	14.4M	N/A
Annualized Yearly SMS Messages	363B	81B	N/A	N/A
Cell Sites	213,299	183,689	104,288	22,663

K=Thousand          M=Million          B=Billion          T=Trillion

(1)	Wireless Substitution: Early Release of Estimates from the National Health Interview Survey, July-December 2007, National Center for Health Statistics, May 14, 2008.

Industry Growth and Potential

Except as otherwise provided, the statistical data below was derived from the March 2008 comScore Wireless Report. Worldwide it is estimated that there are 2.5 times more cell phones than computers (2.5 billion cell phones compared to 1 billion computers). The age at which people are using cell phones continues to decline and overall consumer dependence on cell phones continues to grow. Annual expenditure on mobile advertising is expected to reach $11.4 billion by 20121 . To date, consumers are proving to be somewhat resistant to mobile advertising, with survey results indicating that location-based coupon services draw little enthusiasm from consumers (only 14 percent of respondents expressed an interest in the service - which was flat compared to a 2006 survey finding). AT&T Wireless and Verizon Wireless continue to be the dominant wireless providers. Both companies continued to add to their already large subscriber count (AT&T Wireless and Verizon Wireless ended 2007 with 70.1 million and 65.7 million subscribers, respectively2 ).

For many consumers, cellular phones have already made the transition from a communication device to a media-consumption device. With continuing technological advancements, people are becoming more dependent on their cell phones and less dependent on landlines.

Cellular phones continue to play an increasingly important role in consumers’ lives. For many, they have become more than just a communication tool. Mobile Internet usage continues to rise and many customers report high levels of satisfaction:

•	The number of mobile Internet subscribers accessing mobile Internet has increased significantly in the past year

•	E-mail dominates the reason these subscribers access the mobile Internet.

Mobile Internet usage is at a tipping point:

•	Current mobile Internet users are accessing more types of online content on their mobile devices.

•	Non-users report that cost is the biggest deterrent in subscribing to Mobile Internet service, representing a change from years prior when they said they didn’t even have a need for the service.

1 Derived from the Economist.com—“The Next Big Thing,” Oct. 4, 2007.
2 Derived from their respective 2007 Annual Reports

STI’s Position in the Wireless Industry

The wireless industry is growing rapidly with more than 47 million new subscribers in the last two years and an 18% increase in total revenue over that period. The principal driver of this growth is revenue from data downloads which has increased by approximately 63% over the last two years. STI is positioned to take advantage of this traffic through its ADC platform. ADC’s have reached a broad demographic and have consistently seen high conversion numbers. Some companies that already have production SMS programs have contacted STI to expand their delivery options by adding ADC codes.

Principal Products and Services

Lines of Business:

•
Abbreviated Dial Code - Abbreviated Dial Code (“ADC”) would be best understood as dialing 411 for information. This is a good example of an ADC. Single Touch has developed a means for brands to utilize an ADC as an easy to use and remember mobile telephone access point for a brands’ customers to interact with a brands’ product or service offering. The ADC programs are an easy to use and access distribution channel that supports and facilitates the download of content in many forms. For example, the delivery of an application, a connection to a customer service agent,  and a connection to an IVR. In addition, ADC programs can be used to initiate a wap,mms or sms session, to digitally populate a form, to provide lead generation and can also evoke a plurality of other features and products and service to end user mobile devices. ADC programs can also support various branding and marketing campaigns as it is as easy as dialing a phone number. STI was the first to deliver successful ADC programs commercially on multiple carriers in the United States. ADC vanity numbers such as #MTV for Music Television and # BET for Black Entertainment Television, make it easy to remember how to access a brand. Certain ADC’s can be representative of a corporate name, such as #SEARS and # HERTZ. Another application of ADC’s indicates a particular available service or product. For example, Walmart recently launched the ADC #MEALS to enable customers to receive “simple meal plans” and ideas and even receive recipes on their mobile phones. Using a custom voice that everyone in your demographic is familiar with adds personality to a program. Black Entertainment Television, for example, uses their top rated video jockey to be the voice of #BET. The STI ADC platform is designed to be flexible and our participants have added a variety of programs which include the following: downloading content (#MTV, #BET), redirecting calls to a customer service representative (#SEARS), streaming audio from Fox News (#FOXN), and even listening to live concerts (#323). A recent review has indicated that , STI ADC programs have had over 14 million calls with over 30% of those callers making a transaction. STI’s ADC program received the 2006 Mobile Marketing Association Award for Innovation.

o	Marketing – The advertising for each ADC is created and typically paid for by STI’s various participants.

o	Technology – Single Touch owns and operates its ADC programs on Single Touch owned equipment located in carrier grade facilities. Our systems are redundant and carrier grade.

•
Mobile Machine – Mobile Machine enables consumers to download content from the Internet to a mobile device by a simple drag and drop interface. The user drags any type of content, image, ringtone, video, application, etc, to the Mobile Machine, types in his mobile number and presses send. STI’s backend technology then detects carrier, handset type and quickly formats the content. A link of the chosen content is then sent to the customer’s phone for download to the device. The Mobile Machine technology is currently available on Univision.com and CoverGirl.com.

•
Mobile Idol – Mobile Idol allows the customer to create his own ringtone. The customer simply dials into one of our participating partners ADC numbers, selects Mobile Idol and is prompted to choose a song. Once a song is selected it will begin playing. The customer then sings over the song track through the phone and STI’s backend technology records the song. The customer is then able to download the song to their own handset as a ringtone and also send it to the Mobile Idol website, www.mobileidol.net. Once on the website, the customer can share their song with other members of the Mobile Idol community. The Mobile Idol website also incorporates the Mobile Machine in an interactive way by allowing customers to vote and download any other person’s song on the website. The Mobile Idol technology is available on #323.

•
Mobile Coupon Platform – A significant revenue source for the wireless industry is mobile coupons. According to EJL Wireless Research, mobile coupon business is estimated to reach $1 billion by 2011. Current mobile coupon programs include coupons or bar codes sent to the mobile device. Finding the coupons or bar codes can be a challenge and is time consuming. STI’s coupon platform is designed to easily use an ADC platform and web based technology combined with a fully integrated solution at point of sale. In this regard, STI has partnered with Incomm, the nation’s largest provider of gift cards, prepaid wireless products, re-loadable debit cards, digital music downloads, content, games, software and bill payment solutions. The STI solution is designed to use the customer’s mobile phone number as his retail loyalty and content card. For example, the customer either enters #SAVE or goes to a participating online company such as Yahoo.com or a participating retailer’s website to register his number and then begins selecting coupons that can be added to his phone. At check-out, he simply enters his phone number in to the credit card terminal or tells the cashier his phone number and receives discounts. The process is quick and easy for both the customer and the retailer. Companies such as Yahoo Inc., Proctor & Gamble Co. and H-E-B will be participating in the Coupon Program.

•
Carrier Data and Billing Platform — Single Touch will provide data services and billing platforms to Nextel Mexico, for both on and off-deck content. On-deck content involves a carriers own content offering. Off-deck content involves any third party selling content to a carrier’s consumers. STI will also provide access to ADC programs, will become a billing intermediary for all content sold, and become the conduit for data delivery. Other projects include passing of SMS messages; age verification; adding video/television on to the Nextel Mexico Network; adding alternative content payment options; advertising; search functionality; coupons; content rating/filtering; and keeping the database of record and registration tool for Common Short Codes and ADC’s.

•
Audiocast – STI’s audiocasting technology allows customers to listen to live, audio events such as concerts and TV programs from around the world. The customer simply dials into an STI event and listens to the show. Fox News is currently using this technology. By pressing #3696 (#FOXN) on his AT&T phone a customer can listen to either the live Fox News Television feed or the Fox News radio feed. Previous concerts have included the Rolling Stones European and North American Tours, Rihanna and Chris Brown.

•
Campaign Management – STI has the ability to manage marketing and sales campaigns on a variety of platforms including ADC, SMS, Wireless Application Protocol (“WAP”) and the Web. STI collects user data for analysis and ongoing consumer dialogue. The STI campaign management tool is flexible and provides real-time media measurement, subscriber profiling and personalized messaging.

•
Application Development — STI develops and publishes “value-added” lifestyle wireless data applications for wireless handsets. STI’s strategy is to develop applications that create value and satisfaction to the end-user. For the wireless carrier, these applications make a favorable impact on critical factors of “Average Revenue Per Unit” (or “ARPU”), penetration, customer satisfaction, and user acquisition costs.

o	STI’s applications are found on major Binary Runtime for Wireless (“BREW”) carriers and remain a steady source of revenue. STI applications include the following:

▪
My Mobile Mail™ - allows the customer to send and receive e-mail from an existing Post Office Protocol version 3 (“POP3”) (Hotmail, Yahoo, Earthlink, etc.) and Internet Message Access Protocol (“IMAP”) email accounts right from your phone.

▪	Sports Connection™ - provides in-depth access to current scores, news, previews, recaps, injury updates, and more for all major sports.

▪
Movietickets.com - allows end-users to browse for movies, theaters, and show times by either city and state combination or zip code. End-users can then purchase tickets by entering their credit card information on a per ticket basis or register their credit card for future transactions.

Material Contract and Agreements

Our business agreements consist primarily of Customer Agreements and Carrier Agreements. Customer Agreements are typically agreements with companies which have sales relationships with the end users of the transacted media content or service application. These agreements typically involve a split of the fees received between the client and Single Touch or a fixed fee per transaction. Carrier agreements are infrastructure in nature and establish the connection to the end user that enables Single Touch to deliver and collect payment for the transacted media content or service application. Carrier agreements typically involve a split of the fees received between the carrier and Single Touch. We do not consider any of our Carrier Agreements material as other carriers are available in the event any of our Carrier Agreements are terminated or not renewed.

Material Customer Agreements

On June 19, 2006 we entered into an agreement (the “BMI Agreement”) with Boulevard Media Inc., a U.S. subsidiary of Teligence (“BMI”) pursuant to which we provide services and support to BMI through our Abbreviated Dialing Code (“ADC”) programs and Interactive Voice Recognition (“IVR”) system. We launched three ADC Codes, #Chat, #Talk and #Male, for BMI on August 1, 2006 and added 3 more codes, #Fono, #Redhot and #Tango on February 20, 2007. These ADC programs enable wireless chat services by providing commercial billing, services platforms and content delivery. BMI develops and delivers voice-enabled services for social networking and entertainment in North America and provides the related telecommunications network and custom software. Pursuant to the BMI Agreement, we receive 40% of end user purchases plus $0.225 per transaction. Pricing for BMI products may not be less than $2.95 or more than $19.95 per transaction. The BMI Agreement had an initial term of six months which renews automatically for additional six month terms. Either party may terminate the BMI Agreement at the end of a renewal period by providing notice to the other party at least two months prior to the end of the renewal period. See “Customers.”

On December 18, 2005 we entered into a three year agreement (the “Motricity Agreement”) with Motricity, Inc. (“Motricity”), one of the largest U.S. mobile content and applications firms, pursuant to which we provide services and support to Motricity through our ADC programs and IVR system. Motricity operates a managed services solution that enables customer and content providers to deliver mobile content including ringtones, games, applications and graphics downloads. Pursuant to the Motricity Agreement, we subtract carrier costs from end user purchases and retain $0.175 per transaction.

By way of example, our ADC program and IVR system may be utilized by Motricity as follows:

•	Consumer sees TV commercial for #BET (paid for by Motricity)
•	To download ‘Grillz’ by Nelly as your ringtone call # BET, on your wireless phone”
•	Consumer dials # 2-3-8 send from mobile phone
•	Carrier routes ‘abbreviated number’ to STI
•	STI’s “IVR” (interactive voice recognition) system picks-up call and gathers information needed
•	Consumer selects and confirms content through IVR prompts
•	Confirms price and authorize charge to bill by pressing keys
•	Content is delivered to phone
•	Billing is completed on carriers bill

Motricity had previously been developing sales through advertising the #BET and #MTV programs. Since September 2007 Motricity has substantially reduced its advertising support of the programs which has resulted in reduced sales. The Motricity Agreement, which terminates on December 17, 2008, will not be renewed. See “Customers”.

Customers

BMI accounted for approximately 20% of our revenues for the year ended December 31, 2007 and 36% of revenues for the quarter ended March 31, 2008. The loss of BMI as a customer would have a material adverse effect on our operating results as we do not believe we could directly replace the revenues lost thereby since BMI is a direct customer selling content to end users. In the event we were to lose BMI as a customer we would need to generate revenue from our sources to replace the lost revenues.

Motricity, Inc. accounted for approximately 56% of our revenues for the year ended December 31, 2007 and 35% of our revenues for the quarter ended March 31, 2008. Our agreement with Motricity, Inc. expires December 17, 2008 and will not be renewed. We do not expect the loss of such agreement to have a material adverse effect on our operating results. Upon termination, we expect to establish direct relations for our ADC programs with BET and MTV, the users of the contract service. Along these lines, we are in the process of establishing other direct ADC revenue sharing relationships through the promotion of ADC programs as a venue for our customers to promote the sale of their own content to mobile users.

Research and Development

During the fiscal year ended December 31, 2007 and December 31, 2006 we spent $683,330 and $688,829, respectively, on research and development. We expect to spend approximately $880,000 on research and development during the current fiscal year. Our research and development activities relate primarily to general coding of software and product development. These activities consist of both new products and support or improvements to existing products. Certain of our research and development resources are dedicated to improving our ADC programs while others are dedicated to refining our new mobile couponing products.

We believe that we may need to increase our current level of dedicated research and development resources by adding both hardware and engineers. We anticipate that additional capital may be required for our research and development efforts in the next 12 months to keep up with our anticipated growth, based on our current commitments and planned product launches.

Markets & Competition

Marketing Strategy

Single Touch provides products that are easy to use. Our core products include flexible and scalable platforms for programs for both carriers and content providers. Single Touch programs reach consumers in ways that are intended to simplify things for the consumer. For example, while certain other companies sell ringtones by sending special codes to another code via text messages, Single Touch allows consumers to get ringtones by making a simple phone call to an ADC. We intend to continue our platform evolution by providing solutions in strategic directions that provide core solutions for our partners and consumers and are differentiated in the market place.

In general we provide competitive pricing based on the value our products bring to the market while ensuring our costs are covered. We attempt to match our revenue streams with our partners, making many of our programs revenue share based with nominal set-up fees.

Single Touch has minimized the cost of advertising while still enjoying strong sales pipelines. We employ several cost effective means of promoting our programs such as including our brand on existing programs such as “powered by Single Touch”. We participate in several industry groups including the Mobile Marketing Association (MMA). One of our most powerful channels is referrals from our wireless carrier partners. Our existing partners also provide word-of-mouth promotion and references for our programs.

Our programs are distributed via our Company owned sales channels. Presently, we are also bringing on two reseller partners. Our internal force addresses any direct inquiries from partner referrals, new opportunities with existing partners, referrals from Websites and other opportunities we uncover. Our resellers have thousands of sales representatives who will be adding our products and services to their portfolio and bringing them to their existing customers.

Competition

Presently, there are very few competitors in the Abbreviated Dial Code arena. Over the last 6 years, STI  has worked on creating the ADC space in the U.S. and with its efforts has made it difficult for competitors to follow. Some natural barriers include the tight carrier relationships that STI has cultivated. STI is one of a few wireless companies that has direct billing binds across the carriers.

	Direct Billing	Data Delivery	SMS	WAP	Voice	Mobile Coupons	Other Apps
Single Touch
M-Qube/ VeriSign
Mobile365
Motricity
Zoove
Cellfire
Firethorn

Intellectual Property and Other Proprietary Rights

The following table lists our pending patent applications:

Country	Title	Application Serial No. (Publication No.)	Filing Date

USA	Wireless Configuration	10/682,312 (US-2005-0079863-A1)	10/8/2003
USA	Advertising on Mobile Devices	10/809,922 (US 2005-0215238 A1)	3/24/2004
Canada	Advertising on Mobile Devices	2508480	3/24/2005
World Intellectual Property Organization (WIPO)	Advertising on Mobile Devices	PCT/US2005/009885	3/24/2005
USA	Download Center	11/086,825	3/21/2005
USA	Wireless Mobile Application Transfer	11/086,894	3/21/2005
USA	Application Search	11/085,935	3/21/2005
USA	Content Selection and Delivery of Complementary Information	11/413,241	4/28/2006
WIPO	Rewards Program	PCT/US2008/050933	1/11/2008
USA	Mobile Machine	11/752,503	5/23/2007
WIPO	Mobile Machine	PCT/US2007/072414	6/28/2007
USA	Automatic Provisioning of Abbreviated Dialing Codes	12/034,518	2/20/2008
WIPO	Automatic Provisioning of Abbreviated Dialing Codes	PCT/US2008/054439	2/20/2008
USA	Pushing Coupon Values Using Abbreviated Dialing Codes	60/908,283	3/27/2007

Government Regulation

Single Touch provides value added and enabling platforms for carrier based distribution of various software and media content. Applicable regulations are primarily under the Federal Communications Commission (“FCC”) and related to the operations policies and procedures of the wireless communications carriers. The wireless carriers are primarily responsible for regulatory compliance. Given the growing and dynamic evolution of digital wireless products that can be offered to consumers over a wireless communication network, regulators could impose rules, requirements and standards of conduct on third party content and infrastructure providers like Single Touch. Management is not currently aware of any pending regulations that would materially impact our operations.

Employees

We currently have 18 full time and no part-time employees including 2 executive officers, 4 persons serving as programming and technical staff operators, 3 persons in sales and marketing, 3 persons in our research and development department, 1 in-house accountant, 1 in-house legal counsel and 4 persons in program and administrative management. We expect to increase our future employee levels on an as needed basis in connection with our expected growth. None of our employees is represented by a labor union and we consider our employee relations to be good.

Compliance with Environmental Laws

Single Touch does not use hazardous materials and does not produce any products or operate any facilities that incorporate or utilize any hazardous or other materials that would subject us to any specific environmental laws related to our business operations. Our operations consist exclusively of administrative activities and software and content development activities.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. Only those investors who can bear the risk of loss of their entire investment should participate. Prospective investors should carefully consider the following risk factors in evaluating an investment in the Company.

RISKS RELATED TO OUR COMPANY

We have a history of operating losses which may continue.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred net losses of $10,992,807 and $8,569,178 for the years ended December 31, 2007 and December 31, 2006, respectively. We incurred a net loss of $3,909,751 for the quarter ended March 31, 2008. As of March 31, 2008, our accumulated deficit was $82,845,506. We have not achieved profitability on a quarterly or annual basis. We may not be able to reach a level of revenue to achieve profitability. Our gross revenues for the year ended December 31, 2007 and the quarter ended March 31, 2008 were $5,391,243 and $942,146, respectively. If or revenues grow more slowly than anticipated or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We operate in the evolving wireless market, which may make it difficult to evaluate our business.

The future revenue potential of our business in the emerging wireless market is uncertain. Any evaluation of our business and our prospects must be considered in light of the risks and uncertainties encountered by companies in such market. As a company operating in the evolving mobile industry, we face substantial risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

•	maintain our current, and develop new, wireless carrier relationships, in both the international and domestic markets;

•	maintain and expand our current, and develop new, relationships with third-party branded and non-branded content owners;

•	retain or improve our current revenue-sharing arrangements with carriers and third-party content owners;

•	continue to develop new high-quality products and services that achieve significant market acceptance;

•	continue to develop and upgrade our technology;

•	continue to enhance our information processing systems;

•	execute our business and marketing strategies successfully;

•	respond to competitive developments; and

•	attract, integrate, retain and motivate qualified personnel.

We may be unable to accomplish one or more of these objectives, which could cause our business to suffer. In addition, accomplishing many of these efforts might be very expensive, which could adversely impact our operating results and financial condition.

We currently rely on wireless carriers to market and distribute our products and services and to generate our revenues. The loss of or a change in any of these significant carrier relationships could cause us to lose access to their subscribers and thus materially reduce our revenues.

Our future success is highly dependent upon maintaining successful relationships with wireless carriers. A significant portion of our revenue is derived from a very limited number of carriers. We expect that we will continue to generate a substantial majority of our revenues through distribution relationships with a limited number of carriers for the foreseeable future. Our failure to maintain our relationships with these carriers would materially reduce our revenues and thus harm our business, operating results and financial condition.

Typically, carrier agreements have a term of one or two years with automatic renewal provisions upon expiration of the initial term, absent a contrary notice from either party. In addition, some carrier agreements provide that the carrier can terminate the agreement early and, in some instances, at any time without cause, which could give them the ability to renegotiate economic or other terms. The agreements generally do not obligate the carriers to market or distribute any of our products or services. In many of these agreements, we warrant that our products do not violate community standards, do not contain libelous content, do not contain material defects or viruses, and do not violate third-party intellectual property rights and we indemnify the carrier for any breach of a third party’s intellectual property.

Many other factors outside our control could impair our ability to generate revenues through a given carrier, including the following:

•	the carrier’s preference for our competitors’ products and services rather than ours;

•	the carrier’s decision to discontinue the sale of some or all of our products and services;

•	the carrier’s decision to offer similar products and services to its subscribers without charge or at reduced prices;

•	the carrier’s decision to restrict or alter subscription or other terms for downloading our products and services;

•	a failure of the carrier’s merchandising, provisioning or billing systems;

•	the carrier’s decision to offer its own competing products and services;

•	the carrier’s decision to transition to different platforms and revenue models; and

•	consolidation among carriers.

If any of our carriers decides not to market or distribute our products and services or decides to terminate, not renew or modify the terms of its agreement with us or if there is consolidation among carriers generally, we may be unable to replace the affected agreement with acceptable alternatives, causing us to lose access to that carrier’s subscribers and the revenues they afford us, which could materially harm our business, operating results and financial condition.

We may be unable to develop and introduce in a timely way new products or services.

The planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues.

We will need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.

We will need to raise additional capital in the future, which may not be available on reasonable terms or at all. The raising of additional capital may dilute our current stockholders’ ownership interests. Our present income from operations is insufficient to achieve our business plan. We will need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

•	pursuing growth opportunities, including more rapid expansion;

•	acquiring complementary businesses;

•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	developing new services, programming or products;

•	responding to competitive pressures;

•	complying with regulatory requirements such as licensing and registration; and

•	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth.

Our strategy envisions growing our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally; or

•	identify and hire qualified employees or retain valued employees.

If we are unable to manage our growth and our operations our financial results could be adversely affected.

Losing key personnel could affect our ability to successfully grow our business.

Our future performance depends substantially on the continued service of our senior management and other key personnel. In particular, our success depends upon the continued efforts of our management personnel, including our President and Chief Executive Officer, Anthony Macaluso, and other members of the senior management team. If our senior management were to resign or no longer be able to serve as our employees, it could impair our revenue growth, business and future prospects.

Applicable rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges and NASDAQ. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange or NASDAQ (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We will be assessing our internal controls to identify areas that need improvement. Failure to implement any required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

RISKS RELATED TO OUR INDUSTRY

If wireless subscribers do not continue to use their mobile handsets to access mobile content and other applications, our business growth and future revenues may be adversely affected.

We operate in a developing industry. Our success depends on growth in the number of wireless subscribers who use their handsets to access data services and, in particular, applications of the type we develop and distribute. New or different mobile applications developed by our current or future competitors may be preferred by subscribers to our offerings. In addition, other mobile platforms may become widespread, and end users may choose to switch to these platforms. If the market for our products and services does not continue to grow or we are unable to acquire new end users, our business growth and future revenues could be adversely affected. If end users switch their spending away from the kinds of offerings that we publish, or switch to platforms or distribution where we do not have comparative strengths, our revenues would likely decline and our business, operating results and financial condition would suffer.

System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.

Mobile content delivery relies on wireless carrier networks to deliver products and services to end users. In certain circumstances, mobile content distributors may also rely on their own servers to deliver products on demand to end users through their carriers’ networks. In addition, certain products require access over the mobile internet to our servers in order to enable certain features. Any failure of, or technical problem with, carriers’, third parties’ or billing systems, delivery or information systems, or communications networks could result in the inability of end users to download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fails or if there is an interruption in the supply of power, an earthquake, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, other third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business. This, in turn, could harm our business, operating results and financial condition.

Our business depends on the growth and maintenance of wireless communications infrastructure.

Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States and internationally. This includes deployment and maintenance of reliable next-generation digital networks with the speed, data capacity and security necessary to provide reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of subscribers continues to increase, or if existing or future subscribers increase their bandwidth requirements. Wireless communications have experienced a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our products and services successfully. In addition, changes by a wireless carrier to network infrastructure may interfere with downloads and may cause end users to lose functionality. This could harm our business, operating results and financial condition.

Actual or perceived security vulnerabilities in mobile handsets or wireless networks could adversely affect our revenues.

Maintaining the security of mobile handsets and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other illicit code or malicious software programs that may attack wireless networks and handsets. Security experts have identified computer “worm” programs that target handsets running on certain operating systems. Although these worms have not been widely released and do not present an immediate risk to our business, we believe future threats could lead some end users to seek to reduce or delay future purchases of our products or reduce or delay the use of their handsets. Wireless carriers and handset manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new handset models. Any of these activities could adversely affect our revenues and this could harm our business, operating results and financial condition.

Changes in government regulation of the media and wireless communications industries may adversely affect our business.

It is possible that a number of laws and regulations may be adopted in the United States and elsewhere that could restrict the media and wireless communications industries, including laws and regulations regarding customer privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. We anticipate that regulation of our industry will increase and that we will be required to devote legal and other resources to address this regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our products and services.

Our inability to adequately protect our proprietary technology could adversely affect our business.

Our proprietary technology is one of the keys to our performance and ability to remain competitive. We rely on a combination of patent, trademark, copyright and trade secret laws to establish and protect our proprietary rights. We also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights.

We rely on copyright laws to protect our proprietary software and trade secret laws to protect the source code for our proprietary software. We generally enter into agreements with our employees and consultants and limit access to and distribution of our software, documentation and other proprietary information. The steps we take to protect our proprietary information may not prevent misappropriation of our technology, and the agreements we enter into for that purpose might not be enforceable. A third party might obtain and use our software or other proprietary information without authorization or develop similar software independently. It is difficult for us to police the unauthorized use of our technology, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other transmitted data. The laws of other countries may not provide us with adequate or effective protection of our intellectual property.

We may experience unexpected expenses or delays in service enhancements if we are unable to license third-party technology on commercially reasonable terms.

We rely on technology that we license from third parties. These third-party technology licenses might not continue to be available to us on commercially reasonable terms or at all. If we are unable to obtain or maintain these licenses on favorable terms, or at all, we could experience delays in completing and developing our products and services.

RISKS RELATED TO OUR COMMON STOCK

You may have difficulty trading and obtaining quotations for our Common Stock.

Our Common Stock is currently quoted on the NASD’s OTC Bulletin Board under the symbol “SITO.OB” and is not actively traded. As a result, a stockholder may find it difficult to dispose of, or to obtain accurate quotations of the price of, the Common Stock. This severely limits the liquidity of the Common Stock, and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital.

Applicable SEC rules governing the trading of “penny stocks” limits the trading and liquidity of the Common Stock which may affect the trading price of the Common Stock.

Our Common Stock is currently quoted on the NASD’s OTC Bulletin Board, and trades below $5.00 per share; therefore, the Common Stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the Common Stock and reducing the liquidity of an investment in our Common Stock.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of technological innovations by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	introduction of new services by us or our competitors;

•	sales of our Common Stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, and the market prices of stock in technology companies have been highly volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our Common Stock, and stockholders may lose the entire amount of their investment.

A dividend has never been declared or paid in cash on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Securities analysts may not initiate coverage or continue to cover our Common Stock and this may have a negative impact on its market price.

The trading market for our Common Stock will depend on the research and reports that securities analysts publish about us and our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 205,000,000 shares of capital stock consisting of 200,000,000 shares of Common Stock and 5,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of the closing of the Merger, there were 52,486,065 shares of Common Stock outstanding and 53,307,433 shares of Common Stock issuable upon exercise or conversion of outstanding warrants and convertible notes. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of our Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our Common Stock are currently quoted on the OTC Bulletin Board.

Our Common Stock is controlled by insiders.

Officers, directors and three other shareholders of the Company beneficially own approximately 85% of our outstanding Common Stock, on a fully diluted basis. Such concentrated control of the Company may adversely affect the price of our Common Stock. Our principal security holders may be able to control matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our Common Stock in the event we merge with a third party or enter into different transactions which require stockholder approval. Accordingly, these controlling shareholders may have the power to control the election of all of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire Common Stock, you may have no effective voice in the management of the Company.

Even though we are not a California corporation, our common stock could still be subject to a number of key provisions of the California General Corporation Law.

Under Section 2115 of the California General Corporation Law (the “CGCL”), corporations not organized under California law may still be subject to a number of key provisions of the CGCL. This determination is based on whether the corporation has significant business contacts with California and if more than 50% of its voting securities are held of record by persons having addresses in California. In the immediate future, we will continue the business and operations of Single Touch and a majority of the business operations, revenue and payroll will be conducted in, derived from, and paid to residents of California. Therefore, depending on the Company’s ownership, we could be subject to certain provisions of the CGCL. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights, and inspection of corporate records.

2. MANAGEMENT’S DISCUSSION AND ANALYSIS

The following Management's Discussion and Analysis should be read in conjunction with Single Touch's financial statements and the related notes thereto. The Management's Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report on Form 8-K. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

As the result of the Merger and the change in the business and operations, a discussion of the past financial results of Hosting is not pertinent and the financial results of Single Touch, the accounting acquirer, are considered the financial results of the Company on a going-forward basis.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with our Board of Directors, we have identified the following accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

The first critical accounting policy relates to revenue recognition. Income from our research is recognized at the time services are rendered and billed.

The second critical accounting policy relates to research and development expense. Costs incurred in the development of our products are expensed as incurred.

The third critical accounting policy relates to the valuation of non-monetary consideration issued for services rendered. We value all services rendered in exchange for our common stock at the quoted price of the shares issued at date of issuance or at the fair value of the services rendered, whichever is more readily determinable. All other services provided in exchange for other non-monetary consideration is valued at either the fair value of the services received or the fair value of the consideration relinquished, whichever is more readily determinable.

Our accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ” and EITF 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance to EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, we record the fair value of nonforfeitable common stock issued for future consulting services as prepaid services in our consolidated balance sheet.

The fourth critical accounting policy is our accounting for conventional convertible debt. When the convertible feature of the conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (BCF”). We record a BCF as a debt discount pursuant to EITF Issue No. 98-5 (EITF 98-05”), Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instrument(s) .” In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. We amortize the discount to interest expense over the life of the debt using the effective interest method.

Our fifth critical accounting policy relates to our accounting of software development costs. We account for our software development costs in accordance with Statement of Financial Accounting Standard No. 86, “Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed.” Under SFAS No. 86, we expense software development costs as incurred until we determine that the software is technologically feasible. Once we determine that the software is technologically feasible, We amortize the costs capitalized over its expected useful life of the software, which is generally two years.

Plan of Operation

Our focus of operations for the next 12-month period will be to develop our business segments focusing on growing operations in each product category including ringtones, mobile applications and mobile couponing to generate revenues. We intend to use profits from operations to maintain and grow each product category. We will continue our efforts to raise additional capital to maintain existing and generate expanded operations.

Financial Condition and Results of Operations

Comparison of the Years Ended December 31, 2007 and December 31, 2006

During the fiscal year ending December 31, 2007 we had revenues of $5,391,243 and experienced a net operating loss of $9,296,105. General and administrative expenses of $9,702,983 and royalty/application costs totaling $ 4,301,035 were the most significant components of the net operating loss.

During the fiscal year ending December 31, 2006 we had revenues of $2,821,407 and experienced a net operating loss of $8,022,746. General and administrative expenses of $8,410,218 and royalty/application costs totaling $ 1,745,111 were the most significant components of the net operating loss.

Although revenue increased significantly, the difference in net operating loss for the fiscal years ending December 31, 2007 and 2006 remained consistent with an increase in stock based compensation for the comparative periods.

Expenses

For the twelve months ended December 31, 2007, our General and administrative expenses were the largest component of our expenses and included $5,234,400 in stock based compensation, and were consistent compared to the twelve months ended December 31, 2006 where general and administrative expenses decreases were primarily contributed to as a result of a reduction in stock-based compensation. In 2006, expenses for royalties/application were 62% of revenue and in 2007, expenses for royalties/application were 80% of revenue.

Revenues

Revenues for the year ending December 31, 2007 increased by more than 90% to $5,391,243 but were offset by increased royalty/application costs. Software development costs remained constant despite the increased revenue levels.

Net Loss

We incurred a net loss of $10,992,807 for the year ended December 31, 2007, compared to a net loss of $8,569,178 for the year ended December 31, 2006. At December 31, 2007, we had total assets of $1,305,903 and total liabilities of $9,612,082; comparably, at December 31, 2006, we had total assets of $3,779,232 and total liabilities of $7,424,196.

Comparison of the Quarters Ended March 31, 2008 and March 31, 2007

During the three month period ending March 31, 2008 we had revenues of $942,146 and experienced a net operating loss of $2,297,957. General and administrative expenses of $2,215,478 and royalty/application costs totaling $ 756,010 were the most significant components of the loss from operations.

During the three month period ending March 31, 2007 we had revenues of $1,439,826 and experienced a net operating loss of $805,928. General and administrative expenses of $951,343 and royalty/application costs totaling $ 1,133,615 were the most significant components of the loss from operations.

Although revenue decreased significantly the difference in net operating loss for the three month period ending March 31, 2008 and 2007 remained consistent with an increase in stock based compensation for the comparative period.

Expenses

For the three months ended March 31, 2008, our General and administrative expenses were the largest component of our expenses and included $1,925,000 in stock based compensation, and were consistent compared to the three months ended March 31, 2007 where general and administrative expenses decreases were primarily as a result of a reduction in stock-based compensation. During the three month period ended March 31, 2007, expenses for royalties/application were 79% of revenue and in the same period of 2008, expenses for royalties/application were consistent at 80% of revenue.

Revenue

Revenues for the three month period ending March 31, 2008 decreased by more than 34% to $942,146. Royalty/application costs remained at a consistent ratio. Software development costs increased substantially despite the decrease in revenue levels. The revenue decrease in the three month period ended March 31, 2008 from the 2007 comparable period of approximately 28% was largely a result of declines in the #BET program resulting from decreased advertising by Motricity who had previously been driving sales through that program. This is expected to be resolved due to the termination of the Motricity agreement by its terms and Single Touch establishing direct relationships with the #BET client. Similar direct ADC revenue sharing agreements are being established and motivate our client companies to promote the ADC programs as a venue to promote the sale of their own content to mobile users.

Revenue increase from 2006 FY to 2007 FY of nearly 90% was primarily due to ADC programs like #BET developing.

Net Loss

We incurred a net loss of $3,384,751 for the three month period ended March 31, 2008, compared to a net loss of $1,236,651 for the three month period ended March 31, 2007. At March 31, 2008, we had total assets of $2,654,186 and total liabilities of $7,240,224.

Liquidity and Capital Resources

During the fiscal year ending December 31, 2007 we received $2,864,235 in net cash provided by financing activities primarily from proceeds from borrowings from our Founder/CEO, Anthony Macaluso. Net cash used in operating activities totaled $2,904,845. Cash used in investing activities was 696,627. The resultant overall net decrease in cash for the period was 737,237; where the beginning balance for the period was $785,401, the cash balance at the end of the period was $48,164.

During the fiscal year ending December 31, 2006 we received $1,721,524 in net cash provided by financing activities primarily from proceeds from sale of common stock. Net cash used in operating activities totaled $1,524,038. Cash used in investing activities was $687,456. The resultant overall net decrease in cash for the period was $489,971 where the beginning balance for the period was $1,275,372, the resultant cash balance at the end of the period was $785,401.

During the three month period ending March 31, 2008 we received $2,395,000 in net cash provided by financing activities comprising of proceeds from borrowings from our Founder/CEO, Anthony Macaluso and additional borrowings from unrelated parties of $1,900,000. Net cash used in operating activities totaled $764,248. Cash used in investing activities was 205,739. The resultant overall net increase in cash for the period was $1,425,013; where the beginning balance for the period was $48,164, the cash balance at the end of the period was $1,473,177.

During the three month period ending March 31, 2007 we received $35,000 in net cash provided by financing activities from borrowings from our Founder/CEO, Anthony Macaluso. Net cash used in operating activities totaled $416,507. Cash used in investing activities was $177,567. The resultant overall net decrease in cash for the period was $559,074; where the beginning balance for the period was $785,401, the resultant cash balance at the end of the period was $226,327.

The majority of our operations have been funded to date through loans from our Founder/CEO Anthony Macaluso and from the issuance of our shares of common stock. We have not generated sufficient revenue to pay for our operations. We expect to experience cash flow difficulties for an indefinite period. Although no assurances can be given, we believe that our cash flow deficit will improve as revenues and sales increase. In addition, although no assurances can be given, we believe that we may be able to secure additional equity and/or debt financing.

A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. We do not anticipate enough positive internal operating cash flow until such time as we can generate substantial additional revenues and/or improve profit margins on those overall revenues, which may take the next few years to fully realize. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to significantly curtail our operations. This would materially impact our ability to continue operations.

Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources. Since inception, we have financed cash flow requirements through debt financing and issuance of common stock for cash and services. As we expand operational activities, we may continue to experience net negative cash flows from operations and will be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide working capital.

Over the next twelve months we believe that existing capital and anticipated funds from operations will not be sufficient to sustain operations and planned expansion. Consequently, we will be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders.

We anticipate incurring operating losses over the next twelve months. Our operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Based upon current operating levels, we may require additional capital or significant reconfiguration of our operations to sustain our operations for the foreseeable future. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that our future operations will be significant and profitable, or that we will have sufficient resources to meet our objectives. We are partially dependent upon our officers and other insiders to provide working capital. However, there can be no assurance that these loans and capital advances will continue in the future. We intend to generate sufficient revenues from our line of wireless products and services to fund our business plan. There can be no assurance that we will be successful in raising additional funds.

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments in our investment portfolio and has no foreign exchange contracts. Our financial instruments consist of cash, trade accounts receivable, accounts payable, and long-term obligations. Our exposure to market risk for changes in interest rates relates primarily to our debt. Accordingly, fluctuations in interest rates would not have a material impact on the fair value of these securities.

At March 31, 2008, we had $1,473,177 in cash. A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or losses, or the fair market value or cash flow from cash.

Off-Balance Sheet Arrangements

For the three months ended March 31, 2008 and the fiscal years ended December 31, 2007 and December 31, 2006, we did not have any off-balance sheet arrangements as defined in Item 303(c) of Regulation S-B, promulgated by the SEC.

3. DESCRIPTION OF PROPERTY

Our executive offices are located at 2235 Encinitas Blvd., Suite 210, Encinitas, CA 92024. These offices were leased beginning August 1, 2007 for a term of 36 months at a rate of $8,700 per month. The facilities comprise approximately 5000 square feet consisting entirely of administrative and software development office space.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Closing Date, after the successful consummation of the Merger, by:

•	each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the Common Stock;

•	each of our directors and executive officers; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Single Touch Systems Inc., 2235 Encinitas Blvd, Suite 210, Encinitas, CA 92024. Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days of the Closing Date of the Merger are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Outstanding(1)

Officers and Directors

Anthony Macaluso	58,321,988	(2)	61.7%
Larry Dunn	1,497,500	(3)	2.8%
Richard Siber	100,000		*
James Cassina	4,586,086	(4)	8.4%

5% Owners

Medial Provider Financial Corporation IV (5)	12,700,000		24.2%
Dan Ayala (6)	3,732,309		7.1%
Robert Klinek (7)	3,474,899	(7A)	6.6%

Officers and Directors as a Group	64,505,574		65.9%

*Less than 1%.

(1)	Based on 52,486,065 shares of Common Stock Issued and outstanding on the Closing Date.

(2)
Includes 5,000,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of the Closing Date and 36,931,433 shares of Common Stock issuable upon conversion of convertible notes convertible within 60 days of the Closing Date.

(3)	Consists of 1,497,500 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of the Closing Date.

(4)
Includes 1,840,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of the Closing Date. 1,591,304 of the shares beneficially owned by James Cassina including 800,000 shares underlying warrants exercisable within 60 days of the Closing Date are owned by Core Energy Enterprises, Inc., a corporation in which Mr. Cassina is the controlling shareholder. 391,304 of the shares beneficially owned by Mr. Cassina are owned by Spring Capital Corp., a corporation in which Mr. Cassina is the controlling shareholder.

(5)	The address for Medial Provider Financial Corporation IV is 2100 South State College Boulevard, Anaheim, CA 92806.

(6)	The address for Dan Ayala is 2221 Plaza Del Robles, Las Vegas, NV 89102.

(7)	The address for Robert Klinek is P.O. Box 159, Rancho Santa Fe, CA 92067.

(7A)	Includes 1,400,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of the Closing Date.

5. DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the executive officers, directors, and key employees of the Company following the Merger and hold the offices set forth opposite their names.

Name	Age	Position

Anthony Macaluso	46	Chairman, President, Treasurer and Chief Executive and Financial Officer
Richard Siber	47	Director
Laurence Dunn	47	Director
James Cassina	51	Director
Tom Hovasse	41	Secretary, Executive Vice President
James Darcy	39	Senior Vice President

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. No family relationships exist between any of our present directors and officers.

The following is a brief account of the business experience during the past five years or more of each of our directors and executive officers.

Anthony Macaluso became our President, Chief Executive Officer, Chairman, and principal shareholder upon the Closing of the Merger. He founded Single Touch Interactive in 2002 and since that time has had primary responsibilities for developing our products and managing our operations.

Richard Siber became a director of ours upon the closing of the Merger. He has approximately 21 years of experience in the wireless industry.  Mr. Siber founded SiberConsulting LLC in July 2004 and presently serves as its Chief Executive Officer.  SiberConsulting provides technical and marketing services to the wireless industry. From 1994 through June 30, 2008 Mr. Siber was a partner in the Communications & High Tech practice at Accenture, Ltd. where he helped manage Accenture's worldwide wireless communications activities.  Mr. Siber was involved in all aspects of Accenture’s mobile and wireless practice.  Throughout his career, Mr. Siber has provided a broad range of marketing, strategic and industry oriented consulting services to mobile operators, equipment vendors and content providers worldwide in the wireless industry. While at Accenture, Mr. Siber worked on Accenture's Service Delivery Platform (SDP).  He is also presently involved in a number of government and homeland security initiatives utilizing a variety of wireless technologies. His experience has included all wireless industry licensed and unlicensed technologies including Cellular, PCS, LMR, Paging, Narrowband and Broadband Mobile Data, WiFi, Wireless PBX, Wireless Local Loop, and Satellite. Mr. Siber is a frequent industry speaker and has chaired, moderated or spoken at more than 250 wireless conferences and forums worldwide.  Mr. Siber has also led a number of CEO workshops for the wireless industry in conjunction with the Cellular Telephone Industry Association.  Mr. Siber has a Bachelor of Arts Degree from Boston University (1983) and a Masters of Business Administration from Boston College (1990). He also holds a certificate of special studies from Harvard Extension School.  Mr. Siber sits on the Board of Digit Wireless and InCode, as well as a number of Technology Advisory Boards and is involved with several charitable organizations.

Tom Hovasse became our Secretary and Executive Vice President following the closing of the Merger. Mr. Hovasse is primarily responsible for managing the Single Touch office in San Diego.  Mr. Hovasse has been with Single Touch since 2002.  From July 1995 to March 2000 and from July 1990 to March 1994, Mr. Hovasse worked at the Toyota Motor Corporation in Japan where he was a member of the International Marketing Department and editor of a worldwide monthly publication.  Mr. Hovasse received a BS degree in Marketing at The Pennsylvania State University in 1989.

James Cassina has served as a Director since February 29, 2008 and also served as our Secretary from February 29, 2008 until July 24th, 2008. Mr. Cassina is a self employed business consultant experienced in many aspects of the business and development of public companies including growth and expansion, mergers and acquisitions, and corporate financing. As Chairman of Assure Energy Inc. (Assure) (OTCBB: ASUR), a Canadian oil and gas company, Mr. Cassina led Assure’s merger in September 2005 with Geocan Energy Inc. (TSX: GCA), a Canadian based oil and gas company. Mr. Cassina continues to serve as a Director of Geocan Energy Inc. Mr. Cassina served in various senior capacities, including President, CEO, Director from 1999 to 2002 and then Chairman until March 2007 of EnerNorth Industries Inc. (AMEX: ENY), an international oil and gas, engineering and offshore fabrication, and in India, power development company. From 1999 until 2001, Mr. Cassina served as a Director of Konaseema Gas Power Limited, an Indian corporation which developed a 450 MW power plant in the state of Andhra Pradesh. From June 8, 2005 until February 5, 2008 Mr. Cassina served as President of OSE Corp., a Canadian based oil and gas company (TSX-V: OSE) and he has been a Director of OSE Corp. since June 8, 2005. From October 12, 2000 to the present Mr. Cassina has served as the President, a Director and principal shareholder of Bonanza Blue Corp. a public business development company. Mr. Cassina holds a controlling interest in a number of private investment, holding and development companies including, Core Energy Enterprises Inc.

Laurence Dunn became a director of ours upon the closing of the Merger. Mr. Dunn has spent the last 15 years managing traditional equity long/short hedge funds and structuring funding strategies for private companies. He founded The John Galt Fund, LP, a traditional long/short hedge fund in 1996 which he managed until 2002 at which point he moved into activist investing and became managing director of Pacific Coast Investment Partners, LP, a hedge fund specializing in Activist investing. Prior to running The John Galt Fund, Mr. Dunn served as Director of Research for Barrington Capital, a hedge fund. Mr. Dunn also spent four years as Vice President, Director of Research for Knowledge Exchange, a financial consulting firm, where his primary responsibility was to provide in-depth financial analysis of companies, industries and financial markets. Mr. Dunn was also previously employed as the Research Director for California Business Magazine. There he wrote a monthly investment column analyzing and recommending stocks for long-term investment. Mr. Dunn received a business undergraduate degree from the University of Wisconsin-Madison in 1982, an MBA from California State University in 1988 and his Chartered Financial Analyst (CFA) designation in 1991.

James Darcey became our Senior Vice President of Carrier Relations following the closing of the Merger. Mr. Darcey is primarily responsible for business development. Mr. Darcy has been with Single Touch since November 2003. From August 1994 to October 2003, Mr. Darcey was responsible for data content relationships for ALLTEL Communications. Mr. Darcey graduated from the University of Arkansas at Little Rock with a bachelor's degree in finance in 1991. He also received a master's degree in business administration from the University of Arkansas at Fayetteville in 1994. Mr. Darcey has served on the Cellular Telephone Industry Association Wireless Internet Caucus and on the University of Arkansas at Little Rock 's Alumni Business Board of Directors.

Board of Directors and Corporate Governance

Our Board of Directors consists of four members. As of the Closing Date, Anthony Macaluso, Richard Siber, Larry Dunn, and James Cassina serve on our Board of Directors. Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified. None of our directors receive any remuneration for acting as such. Directors may however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees. No such committees have been appointed to date. Accordingly, we do not have an audit committee or an audit committee financial expert. We are presently not required to have an audit committee financial expert but intend to retain one in conjunction with the growth of our business. Similarly we do not have a nominating committee or a committee performing similar functions. Presently, our entire board serves the functions of an audit committee and a nominating committee. We have not implemented procedures by which our security holders may recommend board nominees to us but expect to do so in the future.

Board Committees

Our Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by Sarbanes-Oxley and any national securities exchanges on which our shares are quoted and traded. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B, as promulgated by the SEC. Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Code of Ethics

On December 1, 2004 we adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics will be provided to any person requesting same without charge. To request a copy of our Code of Ethics please make written request to our President c/o Single Touch Systems Inc. at 2235 Encinitas Blvd., Suite 210, Encinitas, CA 92024.

6. EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended December 31, 2007 to:

•	all individuals that served as our chief executive officer, chief financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2007 and

•
all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2007 that received annual compensation during the fiscal year ended December 31, 2007 in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non- qualified Deferred Compen-sation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)

Anthony Macaluso	2007	275,000	0	2,100,000	(1)	0	0	0	0	2,375,000
Chief Executive and
Financial Officer	2006	275,000	0	6,300,000	(1)	0	0	0	0	6,575,000

James S. Darcy(2)	2007	176,093	0	0		0	0	0	0	176,093
Senior Vice President - Carrier Relations	2006	176,655	0	0		0	0	0	0	176,655

Thomas W. Hovasse(3)	2007	133,020	0	0		0	0	0	0	133,020
Executive Vice President	2006	117,979	0	0		0	0	0	0	117,979

(1)
During 2007, the Company accrued stock based compensation to Mr. Macaluso of $2,100,000. The compensation was valued based upon the estimated fair value of the 3,000,000 shares of the Company’s common stock. The shares were issued in 2008. During 2006, the Company issued 9,000,000 shares of its common stock to Mr. Macaluso. The shares were valued at $6,300,000.

(2)	Mr. Darcy is currently employed at will and receives an annual salary of $180,000. Mr. Darcy received a bonus of common stock in March of 2008 of 225,000 shares valued at $315,000.

(3)	Mr. Hovasse is currently employed at will and receives an annual salary of $162,000. Mr. Hovasse received a bonus of common stock in March of 2008 of 150,000 shares valued at $210,000.

Except as set forth in this Report, we have not issued any stock options or maintained any stock option or other incentive plans since our inception. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

Employment Agreements

None of our employees have written employment agreements other than our President, Anthony Macaluso. On July 15, 2008 we entered into an employment agreement with Mr. Macaluso which runs through December 31, 2008, and provides for an annual base salary of $275,000 and a stock award of 1,500,000 shares payable as of the date of the agreement. The agreement is renewable upon the mutual written consent of the parties. If we terminate the agreement prior to the end of the term, without cause, we are obligated to pay Mr. Macaluso the salary due to him through the end of the term of the employment agreement.

All of our other employees are employees at will and can be terminated upon notice. We pay employees for national holidays and vacation time of one week per year. We provide Medical benefits for the employee only and do not currently provide any other benefit or retirement programs. Employees may receive bonuses from time to time in the form of cash or equity at the sole discretion of the board of directors. We expect to enter into formal employment agreement with our other executive officers and key employees in the near future.

We have several employees with compensation rates in excess of $100,000 per year that are not officers or key employees as they could be replaced without significantly impacting our operations. These employees consist primarily of technical staff.

Compensation of Directors

There are currently no compensation arrangements in place for members of the Board of Directors. We expect to establish these arrangements as new members are appointed to the Board of Directors.

2008 Stock Plan

On April 22, 2008 Hosting’s Board and the holders of a majority of Hosting’s then outstanding shares approved and adopted the 2008 Stock Plan (the “2008 Plan”). A copy of the 2008 Plan is attached as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference. The purpose of the 2008 Plan is to advance our interests by inducing eligible individuals of outstanding ability and potential to join and remain with or provide consulting or advisory services to us or our affiliates by encouraging and enabling eligible employees, outside directors, consultants and advisors to acquire proprietary interests in our Company and by providing such eligible participants with an additional incentive to work towards our success.

Subject to Section 13 of the Plan, an aggregate of eight million eight hundred thousand (8,800,000) shares of our Common Stock is reserved for issuance under the 2008 Plan, which may be authorized but un-issued shares, or shares held in our treasury, or shares purchased from stockholders expressly for use under the 2008 Plan. In addition, shares allocable to awards granted under the 2008 Plan that expire, are forfeited, are cancelled without the delivery of the shares, or otherwise terminate unexercised, may again be available for awards under the Plan.

The number of shares subject to the 2008 Plan, the number of shares subject to any numerical limit in the 2008 Plan, and the number of shares and terms of any award, may be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

Administration

Our board of directors presently administers the 2008 Plan. At some future time we may designate a compensation committee to administer the 2008 Plan. Subject to the terms of the 2008 Plan, the board or the compensation committee thereof, as the case may be, has complete authority and discretion to determine the terms of awards under the 2008 Plan.

Grants

The 2008 Plan authorizes the grant to 2008 Plan participants of non-qualified stock options, incentive stock options, restricted stock awards, and stock appreciation rights, as described below:

•
Options granted under the 2008 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant. Except as provided in Section 13 of the 2008 Plan, (i) the exercise price of an option may not be decreased after the date of grant and (ii) a participant may not surrender an option in consideration for the grant of a new option with a lower exercise price or another award. No option shall be exercisable more than 10 years after the date of grant. If an incentive stock option is granted to an employee who owns, at the date of grant, more than 10 percent of the total combined voting power of all classes of stock of ours or an affiliate, then (i) the option price of the shares subject to the incentive stock option shall be at least 110% of the fair market value of our common stock at the date of grant and (ii) such incentive stock option shall not be exercisable after the expiration of 5 years from the date of grant.

•
The administrator of the 2008 Plan may make grants of restricted stock to a participant and shall establish as to each award of restricted stock the terms and conditions to which the restricted stock is subject, including the period of time before which all restrictions shall lapse and the participant shall have full ownership of the common stock. The administrator of the 2008 Plan in its discretion may award restricted stock without cash consideration. Restricted stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed.

•
Concurrently with the award of any Option to purchase one or more shares of Common Stock, the administrator of the 2008 Plan may, in its sole discretion, award to the optionee with respect to each share of Common Stock covered by an option a related stock appreciation right, which permits the optionee to be paid the appreciation on the related option in lieu of exercising the option. The administrator of the 2008 Plan shall establish as to each award of stock appreciation rights the terms and conditions to which the stock appreciation rights are subject; provided, however, that the following terms and conditions shall apply to all stock appreciation rights:

(i)
A stock appreciation right granted with respect to an incentive stock option must be granted together with the related option. A stock appreciation right granted with respect to a nonqualified stock option may be granted together with the grant of the related option;

(ii)
A stock appreciation right shall entitle the participant, upon exercise of the stock appreciation right, to receive in exchange an amount equal to the excess of (a) the fair market value on the date of exercise of common stock covered by the surrendered stock appreciation right over (b) the fair market value of the common stock on the date of grant of the stock appreciation right. The administrator of the 2008 Plan may limit the amount that the participant will be entitled to receive upon exercise of a stock appreciation right;

(iii)
A stock appreciation right may be exercised only if and to the extent the underlying option is exercisable, and a stock appreciation right may not be exercisable in any event more than 10 years after the date of grant;

(iv)
A stock appreciation right may only be exercised at a time when the fair market value of company stock covered by the stock appreciation right exceeds the fair market value of common stock on the date of grant of the stock appreciation right. The stock appreciation right may provide for payment in common stock or cash, or a fixed combination of common stock and cash, or the administrator of the 2008 Plan may reserve the right to determine the manner of payment at the time the stock appreciation right is exercised; and

(v)
To the extent a stock appreciation right is exercised, the underlying option shall be cancelled, and the shares of common stock represented by the option shall no longer be available for awards under the 2008 Plan.

Duration, Amendment, and Termination

The Board has the power to amend, suspend or terminate the 2008 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year of the date of such change. Unless sooner terminated, the 2008 Plan terminates April 21, 2018.

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Our President, Anthony Macaluso, is currently a majority shareholder of Soapbox Mobile, Inc. which is providing the use of server equipment to Single Touch at a monthly rate of $4000 per month. This is a month to month agreement and is not material to Single Touch revenues at this time. The board has reviewed the terms of this agreement and has determined that the fee is not excessive based on Soapbox Mobile’s costs associated with the equipment.

During 2006, Single Touch issued 4,500,000 shares of its common stock to Anthony Macaluso, the President of Single Touch, for services rendered. The shares were valued at $6,300,000. Also during 2006, Mr. Macaluso purchased 6,000,000 shares of Single Touch’s common stock for $2,500,000, and returned 1,500,000 shares of Single Touch’s common stock owned by him back to treasury in exchange for increasing the loan amount due him by Single Touch at that time by $625,000.

During 2007, Single Touch accrued compensation to Anthony Macaluso of $2,100,000. The compensation was valued based upon the estimated fair value of the 3,000,000 shares of Single Touch’s common stock that are to be issued in consideration for these services. The shares were issued in 2008.

Single Touch issued stock warrants to various consultants in 2005 for the purchase of 5,000,000 shares of Single Touch’s common stock at a price of $1.00 per share. In 2007, Single Touch’s President acquired these stock warrants.

In June of 2008, Single Touch issued stock warrants to Laurence Dunn, a Director as consideration for consulting services. Mr. Dunn’s consulting services were as a strategic advisor performing corporate planning, strategic consulting projects, mergers and acquisition advise, introduction to institutional groups, financial engineering services and related services. The warrants were for the purchase of 1,000,000 shares of Single Touch’s common stock at a price of $0.01 per share. The compensation was valued based upon the estimated fair value of the warrants at $463,500.

Single Touch engages Richard Siber, a director, on a cash basis for consulting services through SiberConsulting which provides technical and marketing services to the wireless industry. From February 1, 2008 through July 2008, Mr. Siber has received $80,000 in cash compensation. Mr. Siber received a total of $120,000 for the year ended 2007.

James Darcy is currently employed at will as a Senior Vice President and receives an annual salary of $180,000. Mr. Darcy received a bonus of common stock in March of 2008 of 225,000 shares valued at $315,000.

Tom Hovasse is currently employed at will as an Executive Vice President and Secretary and receives an annual salary of $162,000. Mr. Hovasse received a bonus of common stock in March of 2008 of 150,000 shares valued at $210,000.

Single Touch entered into an agreement with Activate, Inc., a corporation wholly owned by Single Touch’s President. Activate holds a license on certain applications on which Single Touch licensed to a third party Activate has sublicensed the applications to Single Touch and in consideration, receives 3% of all net revenue generated under the license. Activate collects the revenue generated under this license and pays 97% of the amounts collected to Single Touch.

Single Touch’s President has advanced funds to Single Touch over the past several years. At the end of 2006, Single Touch repaid amounts in excess of his then loan balance. Accrued interest was adjusted accordingly. His advances to Single Touch in 2007 far exceeded the shortfall.

Interest is assessed on the advances at an annual rate of 8%. The total balance owed including accrued interest is fully due and payable on December 2010. Interest charged and (credited) to operations in 2007 amounted to $26,415 and $(31,423), respectively. Interest charged and (credited) to operations in 2006 amounted to $31,094 and $(22,199), respectively. In December 2006, Single Touch’s president returned 1,500,000 shares of common stock to treasury in exchange for increasing Single Touch’s indebtedness to him at that time by $625,000. The 1,500,000 shares were subsequently cancelled by Single Touch. The balance owing Single Touch including accrued interest, as of December 31, 2006 amounted to $986,510. The balance owing the President including accrued interest, as of December 31, 2007 amounted to $1,833,480.

Activate, Inc. and Activate Sports LLC have also made advances to Single Touch. Both of these entities are wholly owned by Single Touch’s President. The advances are assessed interest an annual rate of 8% and are fully due and payable along with accrued interest on December 2010. For 2007 and 2006, interest charged to operations was $46,710 and $42,681, respectively. The balances due, including accrued interest, at December 31, 2007 and 2006 was $609,486 and $562,775, respectively. Both of these entities are wholly owned by Single Touch’s President.

Total amounts due Single Touch’s President and his wholly owned companies, including accrued compensation, net of the balance due from him in 2006 amounted to $5,321,255 as of December 31, 2007 and $182,976 as of December 31, 2006.

As of July 15, 2008 Mr. Macaluso has converted outstanding amounts due him, including accrued salary, loans to Single Touch, amounts owed to him through his companies Activate, Inc. and Activate Sports LLC and any accrued interest into three promissory notes in the aggregate principal amount of $2,954,514 due on demand which otherwise mature on July 15, 2010. The notes bear interest at the rate of 8% and are convertible on demand at the rate of $0.08 per share.

8. DESCRIPTION OF SECURITIES.

Authorized Capital Stock

Our Articles of Incorporation, as amended, authorize us to issue 205,000,000 shares of capital stock consisting of 200,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Capital Stock Issued and Outstanding

As of the Closing Date, after giving effect to the Transactions, and taking into account the conversion of the Company Notes, there were issued and outstanding of the Company, on a fully diluted basis:

•	52,486,065 shares of Common Stock;

•	0 shares of preferred stock;

•	0 stock options;

•	11,096,000 New Warrants to purchase 11,096,000 shares of Common Stock issued to Single Touch warrant holders;

•	2,640,000 Class A Warrants;

•	2,640,000 Class B Warrants; and

•	36,931,433 shares issuable upon conversion of convertible notes in the principal amount of $2,954,514.

Description of Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, 52,486,065 shares of which were issued and outstanding following the Closing of the Merger. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to the Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of Common Stock. The Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the Board from time to time, the Common Stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon liquidation, dissolution or winding up of the Company, the Common Stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

In accordance with the registration obligations assumed by us in the Merger Agreement and offering and subject to Securities Act Rule 415 registration restrictions, we expect to file within 60 days of the Closing Date, a registration statement (the “Registration Statement”) registering for resale the shares issued or issuable to the Single Touch shareholders, warrantholders, and noteholders pursuant to the Merger, the shares comprising part of the Units issued upon the conversion of $3,300,000 in notes issued in our 2008 Note Offering, including the shares underlying the Class A Warrants and Class B Warrants comprising part of the Units, and certain other shares owned by certain shareholders of Hosting prior to the Merger. We have agreed to use commercially reasonable efforts to cause this Registration Statement to become effective as soon as practicable after the date filed. We have also agreed to use commercially reasonable efforts to maintain the effectiveness of this Registration Statement through the second anniversary of the date the Registration Statement is declared effective by the SEC or until Rule 144 of the Securities Act is available to all of the selling stockholders with respect to all of their shares, whichever is earlier.

Description of Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, $0.0001 par value per share, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of the Company's stockholders.

Description of Warrants

In conjunction with the closing of the Merger, an aggregate of 11,096,000 Company common stock purchase warrants were issued to the former warrantholders of Single Touch in exchange for their Single Touch common stock purchase warrants. The Company warrants were identical in all material respects, to the Single Touch warrants. The Company warrants have expiration dates ranging from June 23, 2011 to July 15, 2115. 774,000 of the Company warrants have an exercise price of $1.76 per share. 5,000,000 of the Company warrants have an exercise price of $1.00 per share. 2,322,000 of the Company warrants have an exercise price of $0.88 per share. 1,000,000 of the Company warrants have an exercise price of $0.02 per share. 2,000,000 of the Company warrants have an exercise price of $0.01 per share. The exercise price and number of shares of common stock of the Company issuable upon exercise of the Company warrants are subject to adjustment upon the happening of earlier corporate events including, but not limited to, stock dividends, stock splits, corporate reorganization and corporation reclassification.

In conjunction with the closing of the Merger, an aggregate of 3,300,000 in convertible promissory notes issued by Hosting during the period March 17, 2008 through June 30, 2008 were automatically converted into 2,640,000 units at a conversion price of $1.25 per unit. Each unit consists of one share of common stock, one Class A Warrant and one Class B Warrant. Each Class A Warrants is exercisable to purchase one share of common stock for a period of 18 months at an exercise price of $1.60 per share. Each Class B Warrant is exercisable to purchase one share of common stock for a period for 36 months at an exercise price of $2.05 per share.

Description of Options

At the present time, we have no outstanding stock options. Pursuant to our 2008 Stock Plan we have reserved a total of 8,800,000 shares of common stock for issuance with respect to our issuance of non-qualified stock options, incentive stock options, restricted stock awards, and stock appreciation rights. As of July 24, 2008, no awards of any kind have been made pursuant to the 2008 Stock Plan.

PART II

1. MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market Information

Our common stock, which has never been actively traded, has been quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the “NASD”) since June 20, 2002. From June 20, 2002 until May 14, 2008 our stock was quoted under the symbol “HSNI”. From May 15, 2008 to the present it has been quoted under the symbol “SITO”. The following table sets forth, for the fiscal quarters indicated, the high and low closing bid prices per share of our common stock, as derived from quotations provided by Pink Sheets, LLC. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. When applicable, such prices give retroactive effect to a 2.3:1 reverse stock split effected on May 15, 2008 and to a 3:1 forward stock split effected on June 26, 2008.

Quarter Ended	High Bid	Low Bid
December 31, 2005	0.091	0.091
March 31, 2006	0.091	0.091
June 30, 2006	0.091	0.091
September 30, 2006	0.091	0.091
December 31, 2006	0.091	0.091
March 31, 2007	0.091	0.091
June 30, 2007	0.091	0.091
September 30, 2007	0.091	0.091
December 31, 2007	0.091	0.091
March 31, 2008	0.587	0.065
June 30, 2008	0.652	0.25

Holders

As of the closing of the Merger, there were approximately 420 record holders of our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized For Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	N/A	N/A	8,800,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	N/A	N/A	8,800,000

In April 2008 we terminated the Hosting Site Network, Inc. 2002 Non-Statutory Stock Option Plan (the “2002 Plan”) and adopted the 2008 Stock Plan (the “2008 Plan”). No options were ever issued under the 2002 Plan. The 2008 Plan is intended to advance our interests by inducing individuals of outstanding ability and potential to join, remain with, or provide consulting or advisory services to us and our affiliates, by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in us, and by providing the participating employees, non-employee directors, consultants and advisors with an additional incentive to promote our success. This is accomplished by providing for the granting of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock to eligible persons. The 2008 Plan is presently administered by our board of directors but may be subsequently administered by a compensation committee designated by our board of directors.

The stock subject to options granted under the 2008 Plan is shares of our common stock, par value $.001 per share, whether authorized but unissued or held in our treasury. The maximum number of shares of common stock which may be issued pursuant to options and awards granted under the 2008 Plan shall not exceed in the aggregate eight million, eight hundred thousand (8,800,000) shares, subject to adjustment in accordance with the provisions of Section 13 of the 2008 Plan. In the event that our outstanding common stock is subsequently changed by reason of combination of shares, reverse split, stock dividend or the like, an appropriate adjustment will be made by the 2008 Plan administrator in the aggregate number and kind of shares to be subject to the 2008 Plan and the awards then outstanding or to be granted, the maximum number of shares which may be granted under the 2008 Plan, the per share exercise price of options and the terms of awards. If we are reorganized, consolidated, or merged with another corporation, the holder of an option or award may be entitled to receive upon the exercise of his option or award the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he has been, immediately prior to such event, the holder of the number of shares covered by his option or award.

No option or award granted under the 2008 Plan is transferable by the individual or entity to whom it was granted otherwise than by will or laws of decent and distribution, and, during the lifetime of such individual, is not exercisable by any other person, but only by him. For additional information concerning the 2008 Plan, see “Part I, Item 6. Executive Compensation - 2008 Stock Option Plan”.

2. LEGAL PROCEEDINGS

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

3. CHANGES IN ACCOUNTANTS

Most & Company, LLP (“Mostco”) was appointed as our principal independent accountants on December 10, 2003 and in such capacity audited our financial statements for the fiscal years ended September 30, 2003, 2004, 2005 and 2006 and prepared audit reports on such financial statements. On May 8, 2007 we were advised by Mostco that Mostco had combined its practice with and into Raich Ende Malter & Co. LLP (“Raich Ende”). Mostco has therefore effectively resigned as our principal independent accountants. On May 8, 2007 we engaged Raich Ende as our principal independent accountant for the fiscal year ending September 30, 2007. The resignation of Mostco and appointment of Raich Ende was approved by our board of directors.

The reports of Mostco on our financial statements for the years ended September 30, 2006 and 2005 contained no adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with the audits for the fiscal years ended September 30, 2006 and 2005 and during the subsequent interim period through May 8, 2007, there were no disagreements between us and Mostco on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Mostco to make reference to the subject matter of the disagreement in connection with their reports.

In connection with the audit of the fiscal years ended September 30, 2006 and 2005 and during the subsequent interim period through May 8, 2007, Mostco did not advise us that:

•	internal controls necessary for us to develop reliable financial statements did not exist;

•
information had come to their attention that led them to no longer be able to rely on our management's representations or made them unwilling to be associated with the financial statements prepared by our management;

•
there was a need to expand significantly the scope of their audit, or that information had come to their attention during such time periods that if further investigated might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statement; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report; or

•
information had come to their attention that they had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report.

Prior to the engagement of Raich Ende we had no consultations or discussions with Raich Ende regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered by them on or financial statements. Further, prior to their engagement, we received no oral or written advice from Raich Ende of any kind.

4. RECENT SALES OF UNREGISTERED SECURITIES

The following identifies all securities sold by us during the past three years without registration under the Securities Act of 1933, as amended.

Securities Sold by Hosting

On each of January 29, 2008 and February 13, 2008 Hosting sold 500,000 shares of common stock at a price of $0.02 per share or $10,000. In each instance, the shares were sold to a single subscriber. The shares were sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, since the foregoing sales did not involve a public offering, each of the recipients had access to information that would be included in a registration statement, each of the recipients bought the shares for investment and not resale, and we took appropriate measures to restrict resale.

On March 17, 2008 we sold a $200,000 45-day, non-interest bearing note to a single subscriber in reliance on Regulation S under the Securities Act of 1933, as amended. On April 15, 2008 the subscriber agreed to allow us to cancel the March 17, 2008 note and replace it with a new note dated March 17, 2008 (the “Replacement Note”) which was identical in all respects to the notes described below under ”Shares Issued in Connection with the 2008 Convertible Note Offering”. In connection with the July 24, 2008 closing of the Merger, the Replacement Note was converted into units.

Securities Issued by Single Touch before the Merger

All of the Single Touch securities issuance referenced below were issued in reliance on Section 4(2) or Regulation S of the Securities Act of 1933, as amended. The recipients of the securities acquired such securities for investment purposes without a view to distribution. Furthermore, they had full access to information concerning Single Touch and its business prospects and there was no general solicitation or advertising for the purchase of the securities. Single Touch completed a 2:1 reverse split of its common stock on May 27, 2008. All references to Single Touch securities issuances prior to May 27, 2008 give retroactive effect to the reverse split.

Common Stock

During the period January 2005 through October 2005 Single Touch was engaged in an offering of its common stock pursuant to which it sold a total of 643,893 common shares to 121 accredited investors at a price of $6.00 per share for total proceeds of $3,863, 355. In connection with the offering, Single Touch paid 17,626 shares as finder’s fees to three individuals.

Single Touch issued stock warrants to various consultants in 2005 for the purchase of 5,000,000 shares of the Company’s common stock at a price of $1.00 per share. In 2007, the President of Single Touch acquired these stock warrants.

On December 14, 2006, Anthony Macaluso, the President of Single Touch purchased 6,000,000 shares of Single Touch’s common stock for $2,500,000.

On October 24, 2006, Single Touch issued 4,500,000 shares of its common stock to Anthony Macaluso, the President of Single Touch, for services rendered. The shares were valued at $6,300,000.

On November 20, 2006, Single Touch issued 6,700,000 shares of its common stock as collateral for a loan from Medical Provider Financial Corp in the amount of $2,500,000. On October 30, 2007 Medical Provider Financial Corp accepted the 6,700,000 common shares as full payment of the $2,500,000 and unpaid accrued interest.

On June 30, 2007, Single Touch issued 1,250,000 shares of its common stock to Jordan Schur, a consultant, for services rendered. The shares were valued at $1,750,000.

During 2007, Single Touch accrued compensation to its President of $2,100,000. The compensation was valued based upon the estimated fair value of the 1,500,000 shares of Single Touch’s common stock that were to be issued in consideration for these services. The shares were issued in on April 14, 2008.

On February 7, 2008, Single Touch issued 2,500,000 shares of its common stock to Anthony Macaluso, the President of Single Touch, for a conversion of a portion of the outstanding debt owed Mr. Macaluso. The shares were valued at $375,000.

On March 10, 2008, Single Touch issued a total of 82,846 common shares to 20 accredited investors for accrued interest on loans through June 30, 2007 totaling $165,692.

On March 19, 2008, Single Touch issued a total of 66,946 common shares to 20 accredited investors for accrued interest on loans through February 29, 2008 totaling $133,892.

On March 27, 2008, Single Touch issued 1,000,000 common shares to 14 of its employees as bonus compensation for services. The shares were valued at $1,400,000.

On April 10, 2008, Single Touch issued a total of 2,210,427 shares of its common stock in consideration of the cancellation of $3,096,000 in convertible debt held by 17 accredited investors.

On June 4, 2008, Single Touch issued a total of 2,211,427 common shares to 20 accredited investors as anti-dilution consideration for convertible notes purchased by the investors. The additional consideration was not valued. As set forth above, the debt conversion was valued at $3,096,000.

On July 24, 2008, Single Touch issued 1,500,000 shares of its common stock to Anthony Macaluso, the President of Single Touch, for services rendered. The shares were valued at $2,100,000.

Option/Warrant Grants

On November 11, 2005, Single Touch issued common stock purchase warrants to two consultants for the purchase of 5,000,000 shares of Single Touch’s common stock at an exercise price of $1.00 per share. In 2007, Single Touch’s President acquired these common stock purchase warrants. The Warrants expire on July 15, 2015.

From July 9, 2006 through December 14, 2006, as part of a convertible debt offering, Single Touch issued common stock purchase warrants to the 18 note holders to purchase a total of 736,500 shares of its common stock at a price of $1.76 per share. The warrants expire on the fifth anniversary of the respective grant.

During the period January 16, 2007 through July 23, 2007, Single Touch received $150,000 through the issuance of convertible debt to two persons. Single Touch issued to the two noteholders common stock purchase warrants to purchase a total of 37,500 shares of its common stock at a price of $1.76 per share. The warrants expire on the fifth anniversary of the respective dates of grant.

On July 25, 2007, Single Touch issued common stock purchase warrants to three consultants for the purchase of 1,000,000 shares of Single Touch’s common stock at an exercise price of $0.02 per share. The Warrants expire on July 15, 2012.

On June 23, 2008, Single Touch issued common stock purchase warrants to two consultants for the purchase of 2,000,000 shares of Single Touch’s common stock at an exercise price of $0.01 per share. The Warrants expire on June 22, 2011. One of the consultants is a director of Single Touch Systems Inc.

On June 23, 2008, Single Touch issued a total of 2,322,000 common stock purchase warrants to 17 accredited investors as additional consideration for convertible notes held by the investors. The common stock purchase warrants have an exercise price of $0.88 per share and expire on June 22, 2011.

Convertible Promissory Notes

As of July 2008 the President of Single Touch has converted all outstanding amounts due him including accrued salary, loans to Single Touch, amounts owed to him through his companies Activate, Inc. and Activate Sports LLC and any accrued interest due thereon into three promissory notes in the aggregate principal amount of $2,954,514, due on demand which otherwise mature on July 15, 2010. The notes bear interest at the rate of 8% per annum and are convertible at the rate of $0.08 per share.

Securities Issued in Connection with the 2008 Convertible Note Offering

During the period March 24, 2008 through June 30, 2008, we engaged in a private offering whereby we sold an aggregate of $3,300,000 in convertible promissory notes (the “Company Notes”) including the March 17, 2008 Replacement Note issued on April 15, 2008 discussed above under “Shares Sold by Hosting”. Each Company Note was convertible into Company units (the “Units”), at a purchase price of $1.25 per Unit, each Unit consisting of one share of Common Stock, one Class A Warrant to purchase one share of Common Stock for a period of eighteen (18) months at an exercise price of $1.60 per share and one Class B Warrant to purchase one share of Common Stock for a period of thirty-six (36) months at an exercise price of $2.05 per share. The Offering was made only to accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC or to non-US Persons. In July 2008 in connection with the closing of the Merger, the Company Notes were automatically converted into an aggregate of 2,640,000 Units consisting of 2,640,000 shares of common stock, 2,640,000 Class A Warrants and 2,640,000 Class B Warrants. The sale of the Company Notes in the Offering was exempt from registration under Section 4(2) or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock together with the Class A Warrants and Class B Warrants issued upon conversion of the Company Notes were issued in reliance on Section 3(a)(9) of the Securities Act.

Securities Issued in Connection with the Merger

In connection with the Merger, we issued 42,967,554 shares of our common stock to the former shareholders of Single Touch, 11,096,000 common stock purchase warrants to former warrantholders of Single Touch and an aggregate of $2,954,514 in convertible notes to former noteholders of Single Touch. The foregoing issuances were made in reliance on Regulation D under the Securities Act of 1933, as amended.

5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director’s duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against our directors and officers in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS TYPE OF INDEMNIFICATION IS AGAINST PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

Anti-Takeover Effects of Provisions of Delaware State Law

Section 203 of the Delaware General Corporation Law

We are not presently subject to the provisions of Section 203 of the Delaware General Corporation Law (Section 203). Under Section 203, certain business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation’s directors. The term business combination is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. The term interested stockholder is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation’s voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

PART III

1. INDEX TO EXHIBITS

See Item 9.01(d) below, which is incorporated by reference herein.

2. DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Merger described under Item 2.01 of this Current Report on Form 8-K, the registrant believes that it is no longer a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

(b)	Pro Forma Financial Information.

The financial statements of the Company, which are the financial statements of the financial acquirer, Single Touch Interactive, Inc., for the periods and dates indicated below are filed with this report.

Page
Audited and Unaudited Financial Statements Single Touch Interactive, Inc.:

Report of Independent Auditors	F-1

Balance Sheets as of December 31, 2007 (audited), December 31, 2006 (audited), and March 31, 2008 (unaudited)	F-2 – F-3

Statements of Operations for the years ended December 31, 2007 (audited) and December 31, 2006 (audited) and the three months ended March 31, 2008 (unaudited) and March 31, 2007 (unaudited)	F-4

Statement of Stockholders’ (Deficit) for the period from January 1, 2006 through December 31, 2007 (audited) and the period from January 1, 2008 through March 31, 2008 (unaudited)	F-5

Statement of Cash Flows for the years ended December 31, 2007 (audited) and December 31, 2006 (audited) and the three months ended March 31, 2008 (unaudited) and March 31, 2007 (unaudited)	F-6 – F-7

Notes to Financial Statements as at and for years ended December 31, 2007 and December 31, 2006 (audited) and as at and for the three months ended March 31, 2008 and March 31, 2007 (unaudited)	F-8 – F-26

Pro Forma Unaudited Consolidated Financial Statements Single Touch Systems Inc.:

Introduction	F-27

Pro Forma Consolidated Balance Sheet as March 31, 2008	F-28

Pro Forma Consolidated Statement of Operations for the periods ended March 31, 2008 and September 30, 2007	F-29 – F-30

Notes to Unaudited Consolidated Financial Statements	F-31 – F-32

Board of Directors
Single Touch Interactive, Inc.
Encinitas, California

We have audited the accompanying balance sheets of Single Touch Interactive, Inc. (“the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' (deficit), and cash flows, for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Single Touch Interactive, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and has yet to be successful in establishing profitable operations. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jonathon P Reuben CPA

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, California
June 19, 2008

SINGLE TOUCH INTERACTIVE, INC.
BALANCE SHEETS

	December 31,		March 31,
	2006	2007	2008
			(Unaudited)
Assets
Current assets
Cash and cash equivalents	$785,401	$48,164	$1,473,177
Accounts receivable - trade	562,283	348,984	297,326
Accounts receivable - related party	97,843	94,017	88,475
Prepaid license	328,000	-	-
Prepaid expenses	212,262	36,928	45,977

Total current assets	1,985,789	528,093	1,904,955

Property and equipment, net	203,419	223,684	211,488

Other assets
Loans receivable - related party	986,510	-	-
Capitalized software development costs, net	588,232	538,844	522,461
Deposits	15,282	15,282	15,282

Total other assets	1,590,024	554,126	537,743

Total assets	$3,779,232	$1,305,903	$2,654,186

See accompanying notes.

SINGLE TOUCH INTERACTIVE, INC.
BALANCE SHEETS

	December 31,		March 31,
	2006	2007	2008
			(Unaudited)
Liabilities and Stockholders' (Deficit)
Current liabilities
Accounts payable and accrued expenses	$455,582	$722,934	$715,360
Accrued compensation - related party	550,000	2,925,000	1,418,750
Current portion of notes payable	2,635,026	6,738	1,907,495
Current portion of convertible debentures	-	2,197,906	-
Deferred income	2,144,124	1,316,538	1,109,642

Total current liabilities	5,784,732	7,169,116	5,151,247

Long-term liabilities
Notes payable - related parties	562,775	2,442,966	2,613,977
Notes payable - other	11,929	-	-
Convertible debentures and accrued interest, net of discount
and loan fees	1,064,760	-	-

Total long-term liabilities	1,639,464	2,442,966	2,613,977

Total liabilities	7,424,196	9,612,082	7,765,224

Stockholders' (Deficit)
Common stock, $.001 par value; authorized
100,000,000 shares; 61,289,750 shares issued and 47,889,750
shared outstanding as of December 31, 2006, 63,955,442
shares issued and outstanding at December 31, 2007, and
78,512,187 shares issued and outstanding at March 31, 2008	47,889	63,955	78,512
Additional paid-in capital	64,250,095	70,565,621	77,655,956
Accumulated deficit	(67,942,948)	(78,935,755)	(82,845,506)

Total stockholders' (deficit)	(3,644,964)	(8,306,179)	(5,111,038)

Total liabilities and stockholders' (deficit)	$3,779,232	$1,305,903	$2,654,186

See accompanying notes.

SINGLE TOUCH INTERACTIVE, INC.
STATEMENTS OF OPERATIONS

	For the Year Ended		For the Three Months Ended
	December 31,		March 31,
	2006	2007	2007	2008
			(Unaudited)	(Unaudited)
Revenue
Wireless applications	$2,751,895	$5,231,243	$1,439,826	$942,146
Other revenue	69,512	160,000	-	-

Total revenue	2,821,407	5,391,243	1,439,826	942,146

Operating Expenses
Royalties and application costs	1,745,111	4,301,035	1,133,615	756,010
Software development costs	688,824	683,330	160,796	268,615
General and administrative (including stock based
compensation of $6,300,000 in 2006 and $5,234,400
in 2007)	8,410,218	9,702,983	951,343	2,740,478

Total operating expenses	10,844,153	14,687,348	2,245,754	3,765,103

Loss from operations	(8,022,746)	(9,296,105)	(805,928)	(2,822,957)

Other Income (Expenses)
Relief of indebtedness	100,000	-	-	-
Interest expense	(667,831)	(1,727,325)	(447,233)	(1,085,994)
Income income	22,199	31,423	17,310	-

Net loss before income taxes	(8,568,378)	(10,992,007)	(1,235,851)	(3,908,951)

Provision for income taxes	(800)	(800)	(800)	(800)

Net loss	$(8,569,178)	$(10,992,807)	$(1,236,651)	$(3,909,751)

Basic and diluted net loss per share	$(0.25)	$(0.21)	$(0.03)	$(0.06)

Weighted average shares outstanding	34,071,803	51,628,784	47,889,750	69,068,179

See accompanying notes.

SINGLE TOUCH INTERACTIVE, INC.
STATEMENT OF STOCKHOLDERS' (DEFICIT)
FROM JANUARY 1, 2006 THROUGH MARCH 31, 2008

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - January 1, 2006	30,640,751	$30,640	$55,141,556	$(59,373,770)	$(4,201,574)

Shares returned pursuant to settlement with former
shareholders	(751,001)	(751)	(1,232,253)	-	(1,233,004)
Shares issued to officer for services	9,000,000	9,000	6,291,000	-	6,300,000
Shares issued to officer for cash	12,000,000	12,000	2,488,000		2,500,000
Shareholder shares cancelled for debt	(3,000,000)	(3,000)	(622,000)	-	(625,000)
Value of conversion feature on convertible notes payable	-	-	2,183,792	-	2,183,792
Net loss for the year ended December 31, 2006				(8,569,178)	(8,569,178)

Balance - December 31, 2006	47,889,750	47,889	64,250,095	(67,942,948)	(3,644,964)

Shares issued in cancellation of $2,500,000 of
convertible debt and accrued interest	13,400,000	13,400	2,906,600	-	2,920,000
Shares issued for services	2,500,000	2,500	1,747,500	-	1,750,000
Shares issued in cancellation of accrued interest	165,692	166	165,526		165,692
Value of conversion feature on convertible notes payable	-	-	111,500	-	111,500
Compensation recognized on warrant grants			1,384,400		1,384,400
Net loss for the year ended December 31, 2007	-	-	-	(10,992,807)	(10,992,807)

Balance - December 31, 2007	63,955,442	63,955	70,565,621	(78,935,755)	(8,306,179)

Shares issued in cancellation of indebtedness due officer	5,000,000	5,000	370,000	-	375,000
Shares issued in cancellation of convertible debt and
accrued interest	4,556,745	4,557	3,225,335	-	3,229,892
Shares issued for services	2,000,000	2,000	1,398,000	-	1,400,000
Shares issued in cancellation of accrued compensation
due officer	3,000,000	3,000	2,097,000	-	2,100,000
Net loss for the three months ended March 31, 2008	-	-	-	(3,909,751)	(3,909,751)

Balance - March 31, 2008 (Unaudited)	78,512,187	$78,512	$77,655,956	$(82,845,506)	$(5,111,038)

See accompanying notes.

SINGLE TOUCH INTERACTIVE, INC.
STATEMENTS OF CASH FLOWS

	For the Year Ended		For the Three Months Ended
	December 31,		March 31,
	2006	2007	2007	2008
			(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(8,569,178)	$(10,992,807)	$(1,236,651)	$(3,909,751)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation expense	62,909	70,177	17,544	17,250
Amortization expense - software development costs	480,234	655,573	145,936	217,067
Amortization expense - discount of convertible debt	217,849	1,106,412	285,953	971,031
Amortization expense - financing fees	112,417	54,831	13,708	27,416
Non-cash compensation	6,300,000	5,234,400	-	1,925,000
Relief of indebtedness	(100,000)
(Increase) decrease in assets
(Increase) decrease in accounts receivable	(485,554)	217,125	361,315	62,424
(Increase) decrease in prepaid expenses	(207,262)	503,333	53,141	(9,049)
(Increase) decrease in deposits	1,913	-	-
Increase (decrease) in liabilities
Increase (decrease) in accounts payable	(69,236)	160,702	(2,882)	157,063
Increase (decrease) in accrued compensation
due related party	250,000	250,000	68,750	68,750
Increase (decrease) in accrued expenses	89,767	131,651	(45,966)	(170,796)
Increase (decrease) in accrued interest	247,978	531,342	129,542	86,244
Increase (decrease) in deferred income	144,125	(827,586)	(206,897)	(206,897)

Net cash used in operating activities	(1,524,038)	(2,904,845)	(416,507)	(764,248)

Cash Flows from Investing Activities
Purchase of property and equipment	(58,460)	(90,442)	(14,066)	(5,054)
Capitalized software development costs	(628,996)	(606,185)	(163,501)	(200,685)

Net cash used in investing activities	$(687,456)	$(696,627)	$(177,567)	$(205,739)

See accompanying notes.

SINGLE TOUCH INTERACTIVE, INC.
STATEMENTS OF CASH FLOWS - CONTINUED

	For the Year Ended		For the Three Months Ended
	December 31,		March 31,
	2006	2007	2007	2008
			(Unaudited)	(Unaudited)
Cash Flows from Financing Activities
Proceeds from sale of stock	$2,500,000	$-	$-	$-
Proceeds received from related parties	630,000	3,150,000	260,000	675,000
Repayments on related party advances	(3,163,520)	(325,000)	(225,000)	(180,000)
Proceeds received from issuance of convertible debt	3,046,000	150,000	-	-
Proceeds from issuance of debt to others	2,500,000	-	-	1,900,000
Finance costs	(82,247)	-	-	-
Repayments on other notes payable	(2,475,705)	(110,765)	-	-
Purchase of treasury stock	(1,233,004)	-	-	-

Net cash provided by financing activities	1,721,524	2,864,235	35,000	2,395,000

Net increase (decrease) in cash	(489,971)	(737,237)	(559,074)	1,425,013

Beginning balance - cash	1,275,372	785,401	785,401	48,164

Ending balance - cash	$785,401	$48,164	$226,327	$1,473,177

Supplemental Information:

Interest Expense	$135,502	$3,316	$695	$1,302

Income Taxes	$800	$800	$800	$800

Non-cash investing and financing activities:

During 2006, the company recorded a debt discount related to a beneficial conversion feature on the convertible debt issued in the amount of $2,183,792.

During 2006, the Company issued 9,000,000 shares of its common stock to its President for services valued at $6,300,000 which were charged to operations.

During 2006, the Company's President returned 3,000,000 shares of his common stock in exchange for increasing the indebtedness due him by the Company by $625,000.

During 2007, the company recorded a debt discount related to a beneficial conversion feature on the convertible debt issued in the amount of $111,500.

During 2007, the Company issued 13,400,000 shares of its common stock in exchange for the cancellation of $2,920,000 of indebtedness.

During 2007, the Company issued 2,500,000 shares of is common stock for consulting services valued at $1,750,000.

During 2007, the Company recognized compensation expense of 1,384,400 on the grant of warrants to purchase 2,000,000 shares of the Company common stock.

During 2007, the Company issued 165,692 shares of its common stock in exchange for the cancellation of $165,692 of accrued interest due on convertible debt.

See accompanying notes.

Note 1.	Organization, History and Business

Single Touch Interactive, Inc. (the "Company") was incorporated in Nevada on April 2, 2002. The Company develops software applications utilized by end users in downloading images, ringtones, games, and other content into their cell phones and other wireless communication devices.

Basis of Presentation

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has accumulated operating losses since its inception (April 2, 2002). In addition, the Company has used ongoing working capital in its operations. At December 31, 2007, current liabilities exceed current assets by $6,641,023 and the Company’s loss from operations amounted to $9,296,105, and accumulated deficit amounted to $78,935,755.

In view of current matters, the continuation of the Company’s operations is dependent on revenue from its licensing of its technologies and related services advancements made by its officers, and the raising capital through the sale of its equity instruments or issuance of debt. Management believes that these sources of funds will allow the Company to continue as a going concern through 2008. However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods’ operations. In light of these circumstances, substantial doubt exists about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2.	Summary of Significant Accounting Policies

Basis of Presentation

Certain reclassifications have been made to conform the 2006 amounts to 2007 classifications for comparative purposes.

Unaudited Interim Information

The accompanying interim balance sheet as of March 31, 2008, the statements of operations and cash flows for the three months ended March 31, 2007 and 2008, and the statements of changes in stockholders’ deficit for the three months ended March 31, 2008 are unaudited. These unaudited interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting solely of normal recurring adjustments and accruals necessary for the fair presentation of the Company’s financial position as of March 31, 2008 and its results of operations and cash flows for the three months ended March 31, 2007 and 2008. The results for the three months ended March 31, 2008 are not necessarily indicative of the results to be expected for the year ending December 31, 2008.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectability is probable. Sales are recorded net of sales discounts.

Revenue is derived from licensing of the Company’s wireless applications to various telecommunication companies. Under the terms of the various licensing agreements, the Company receives a fee, net of revenue sharing and other costs, each time its application is utilized by the end user. Revenue is recognized in the month the application is utilized. The Company records its revenue pursuant to EITF 99-19 “Reporting Revenue Gross as a Principal versus Net as an Agent”.

In addition, the Company also generates income through the development of software for third parties on a contractual basis. Revenue is recognized upon delivery of the software.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed on the straight-line and accelerated methods for financial reporting and income tax reporting purposes based upon the following estimated useful lives:

Software development	2 -3 years
Equipment	5 years
Computer hardware	5 years
Office furniture	7 years

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. At December 31, 2007 and 2006, the Company did not believe there was any impairment of its long-lived assets.

Prepaid Royalties

The Company’s agreements with licensors and developers generally provide it with exclusive publishing rights and require it to make advance royalty payments that are recouped against royalties due to the licensor or developer based on product sales. Prepaid royalties are amortized on a software application-by-application basis based on the greater of the proportion of current year sales to total current and estimated future sales or the contractual royalty rate based on actual net product sales. The Company continually evaluates the recoverability of prepaid royalties and charges to operations the amount that management determines is probable that will not be recouped at the contractual royalty rate in the period in which such determination is made or at the time the Company determines that it will cancel a development project. Prepaid royalties are classified as current and non-current assets based upon estimated net product sales within the next year.

Capitalized Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Company’s software applications. Amortization of such costs is recorded on a software application-by-application basis based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Company continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it will abandon.

Issuances Involving Non-cash Consideration

All issuances of the Company’s stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued on the date the shares were issued for such services. The non-cash consideration received pertains to consulting services.

Stock Based Compensation

The Company accounts for stock-based compensation under SFAS No. 123R, "Share- based Payment” and SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure - An amendment to SFAS No. 123.” These standards define a fair value based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes option-pricing model, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. During 2006, the Company recognized $6,300,000 in stock based compensation from the issuance of 9,000,000 shares of its common stock to its president. During 2007, the Company recognized $1,750,000 in stock based compensation from the issuance of 2,500,000 shares of its common stock to a consultant. Also in 2007, the Company recognized compensation expense of $1,384,400 from the granting of stock warrants for the purchase of 2,000,000 shares of the Company’s common stock (See Note 12) and $2,100,000 in accrued compensation for services rendered by its President.

Loss Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of warrants to purchase common shares would have an anti-dilutive effect. Potential common shares as of December 31, 2007 were 13,548,000 warrants, and $3,096,000 of debt convertible into 4,422,856 shares of the Company’s common stock that have been excluded from the computation of diluted net loss per share. Potential common shares as of December 31, 2006 21,473,000 warrants, and $2,946,000 of debt convertible into 4,208,571 shares of the Company’s common stock that have been excluded from the computation of diluted net loss per share. These potential common shares are excluded because the effect would have been anti-dilutive. If such shares were included in diluted EPS, they would have resulted in weighted-average common shares of 68,408,526 and 46,085,617 for 2007 and 2006, respectively

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution exceeded the $100,000 federally insured limit during 2007 and 2006.

During 2007, significantly all of the Company’s revenue was generated from contracts with nine customers. During 2006, significantly all of the Company’s revenue was generated from contracts with three customers. Fees from one customer in both years were collected and paid to the Company by a related party. See Note 10.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5 (“EITF 98-05”), “Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments.” In those circumstances, the convertible debt will be recorded net of the discount related to the BCF and the Company will amortize the discount to interest expense over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Fair Value of Financial Instruments

Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheets as of December 31, 2007 and 2006. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value.

Advertising

The Company expenses all advertising as incurred. Advertising expense for the years ended December 31, 2007 and 2006 were $12,211 and $23,584, respectively.

Recent Accounting Pronouncements

SFAS No. 159 - In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply this Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption. This Statement permits application to eligible items existing at the effective date (or early adoption date). The Company has evaluated the impact of the implementation of SFAS No. 159 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

SFAS No. 141(R) - In December 2007, the FASB issued Statement No. 141(R), Business Combinations. This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as "true mergers" or "mergers of equals" and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. It does not apply to:

6. The formation of a joint venture
7. The acquisition of an asset or a group of assets that does not constitute a business
8. A combination between entities or businesses under common control
9. A combination between not-for-profit organizations
10. The acquisition of a for-profit business by a not-for-profit organization

This Statement replaces FASB Statement No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. Statement 141 did not define the acquirer, although it included guidance on identifying the acquirer, as does this Statement. This Statement's scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting - the acquisition method - to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating SFAS 141(R), and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 160 - In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51. A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require:

•
The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity.

•	The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income.

•
Changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent's ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions.

•
When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment.

•	Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity.

This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. The Company is currently evaluating SFAS 160 and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 161 - In December 2007, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

This Statement is intended to enhance the current disclosure framework in Statement 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity’s liquidity from using derivatives. Finally, this Statement requires cross-referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments.

This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.

The Company is currently evaluating SFAS 161 and has not yet determined its potential impact on its future results of operations or financial position.

Note 3.	Accounts Receivable

Fees earned but not paid as of December 31, 2007 and 2006, net of any revenue sharing, amounted to $443,001 and $660,126, respectively. Of the amounts due, $94,017 and $97,843 are due at December 31, 2007 and 2006, respectively, from a related party (see Note 10 - Related Party Transactions).

Note 4.	Property and Equipment

The following is a summary of property and equipment:

	December 31,
	2007	2006
Computer hardware	$336,668	$246,226
Equipment	46,731	46,731
Office furniture	37,194	37,194
	420,593	330,151
Less: accumulated depreciation	(196,909)	(126,732)
	$223,684	$203,419

Depreciation expense for the years ended December 31, 2007 and 2006 were $70,177 and $62,909, respectively.

Note 5.	Capitalized Software Development Costs

The following is a summary of capitalized software development costs at December 31, 2007 and 2006:

	2007	2006
Beginning Balance	$588,232	$439,470
Additions	606,185	628,996
Amortization	(655,573)	(480,234)
Charge-offs	—	—
	$538,844	$588,232

Amortization expense for the remaining estimated lives of these costs are as follows:

2008	$385,719
2009	153,125
$538,844

Note 6.	Income Taxes

As of December 31, 2007, for income tax purposes, the Company has unused operating loss carryforwards of approximately $22,000,000, which may provide future federal tax benefits of approximately $7,500,000 which expire in various years through 2027 and future state benefits of approximately $1,900,000 which expire in various years through 2017.

An allowance of $9,400,000 has been provided to reduce the tax benefits accrued by the Company for these operating losses to zero as it cannot be determined when, or if, the tax benefits derived from these losses will materialize. Timing differences between expenses deducted for income tax and deducted for financial reporting purposes are insignificant and have no material impact to the differences in the reporting of income taxes.

The provisions for income tax expense for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006
Current
Federal	$-	$-
State	800	800
Total income tax expense	$800	$800

Note 7.	Convertible Debt

During 2007 and 2006, the Company received a total of $3,096,000 in exchange for issuing promissory notes that are assessed interest at a rate of 6.5% per annum and mature on June 30, 2008. According to the terms of the promissory notes, accrued interest is due on June 30, 2007 and 2008. If the maturity date of the notes is extended, then interest is due on a quarterly basis, thereafter. In the event of a sale of all or substantially all of the Company’s assets, the Company agreed to pay the convertible debt with accrued interest prior to paying any other debts, liabilities or other obligations. Of the total $3,196,000 received, $100,000 was refunded in 2007.

While outstanding, the notes are convertible into shares of the Company’s common stock at a rate of $.70 per share. The conversion terms of the promissory notes contain anti-dilution provisions. The Company has agreed to register the underlying convertible shares in connection with the filing of any public offering, subject to certain terms and conditions. Commencing on June 30, 2007, the Company has the right to convert all or some of the convertible debt into shares of its common stock at a price of $.70 per share.

For each $100,000 of convertible debt received, the Company granted warrants to purchase 50,000 shares of the Company’s common stock at a price of $.88 per share. The warrants expire five years after issuance and contain anti-dilution provisions.

The conversion features of the note are below market and therefore the Company recorded a beneficial conversion feature (“BCF”) of $2,295,292 pursuant to EITF Issue No. 98-5 (“EITF 98-05”), “Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments.” The convertible debt was recorded net of the discount that includes the BCF and related finance costs. The discount will be amortized to interest expense over the life of the debt using the effective interest method.

The balance of convertible debt due at December 31, 2007 and 2006 are as follows:

	2007	2006

Principal balance due	$3,096,000	$3,046,000
Accrued interest	100,352	66,950
Less: discount	(998,446)	(2,048,190)
	$2,197,906	$1,064,760

The amount of the discount includes $88,343 in fees incurred in obtaining the convertible debt which is being amortized over the life of the debt. Amortization of the discount charged to operations in 2007 and 2006 amounted to $1,106,412, and $223,945, respectively. Loan fees amortized to operations in 2007 amounted to $54,831.

The Company and the note holders agreed that in lieu of cash, the accrued interest due on June 30, 2007 of $165,692 would be paid through the issuance of 165,692 shares of the Company’s common stock. These shares were issued to the note holders in January 2008.

Note 8.	Related Parties – Loan Activities

The Company’s president has advanced funds to the Company over the past several years. At the end of 2006, the Company repaid amounts in excess of his then loan balance. Accrued interest was adjusted accordingly. His advances to the Company in 2007 far exceeded the shortfall.

Interest is assessed on the advances at an annual rate of 8%. The total balance owed including accrued interest is fully due and payable on December 2010. Interest charged and (credited) to operations in 2007 amounted to $26,415 and $(31,423), respectively. Interest charged and (credited) to operations in 2006 amounted to $31,094 and $(22,199), respectively. In December 2006, the Company’s president returned 3,000,000 shares of common stock to treasury in exchange for increasing the Company’s indebtedness to him at that time by $625,000. The 3,000,000 shares were subsequently cancelled by the Company. The balance owing the Company including accrued interest, as of December 31, 2006 amounted to $986,510. The balance owing the President including accrued interest, as of December 31, 2007 amounted to $1,833,480.

Activate, Inc. and Activate Sports LLC have also made advances to the Company. Both of these entities are wholly owned by the Company’s President. The advances are assessed interest an annual rate of 8% and are fully due and payable along with accrued interest on December 2010. For 2007 and 2006, interest charged to operations was $46,710 and $42,681, respectively. The balances due, including accrued interest, at December 31, 2007 and 2006 was $609,486 and $562,775, respectively. Both of these entities are wholly owned by the Company’s President.

Total amounts due the Company’s President and his wholly owned companies, including accrued compensation, net of the balance due from him in 2006 amounted to $5,321,255 as of December 31, 2007 and $182,976 as of December 31, 2006.

Note 9.	Notes Payable – Other

During 2005, the Company financed a purchase of computer equipment totaling $23,303. The loan bears interest at a rate of 26.49% and is payable in monthly installments of $773. The loan is personally guaranteed by an officer of the Company. Interest charged to operations in 2007 and 2006 amounted $3,299 and $5,729, respectively. The balances due as of December 31, 2007 and 2006 were $6,738 and $17,503, respectively.

During 2004, the Company borrowed $2,400,000 from several individuals and entities related to these individuals. In 2006, the Company paid off the total balance owed of $2,475,705, including accrued interest. The 686,000 warrants which were issued along with the indebtedness expired upon payoff. Interest charged to operations on this indebtedness in 2006 to $44,440.

The Company issued a total of 67,166 shares of its common stock to an unrelated third party in connection with obtaining the $2,400,000 of indebtedness. The shares issued were valued at $201,498 and were accounted for as loan fees that were being amortized over the three-year life of the loans. Amortization expense for 2006 totaled $106,321.

In August 2006, the Company borrowed $2,500,000 from an unrelated third party. The loan is guaranteed by the Company’s president and is secured by 13,400,000 shares of the Company’s common stock. The loan is assessed interest at an annual rate of 14%, with principal and interest due on demand. At the lender’s option, the accrued interest on the loan will be deemed consideration for the granting of a warrant to purchase 51% of the equity in the Company. The terms of the warrant grant and related purchase price shall be negotiated in good faith by the parties during the 60 day period following the exercise of the warrant option.

In October 2007, the lender elected to convert the total amount due of $2,920,000 including $420,000 of accrued interest, into the 13,400,000 shares held in escrow.

Interest accruing on this debt charged to operations in 2007 and 2006 was $290,548 and $129,452, respectively. The balance of the loan at December 31, 2007 and 2006, including accrued interest was $0 and $2,629,452.

The note balances as of the December 31, 2007 and 2006 are as follows:

	2007	2006

Principal balance – equipment note	$6,738	$17,503
Principal balances – other notes	-	2,500,000
Accrued interest	-	129,452
	6,738	2,646,955
Less: current portion	(6,738)	(2,635,026)
	$-	$11,929

Following are maturities of long-term debt for each of the next five years:

2008	$6,738

Note 10.	Related Party Transactions

During 2006, the Company issued 9,000,000 shares of its common stock to Anthony Macaluso, the President of the Company, for services rendered. The shares were valued $6,300,000. Also during 2006, Mr. Macaluso purchased 12,000,000 shares of the Company’s common stock for $2,500,000, and returned 3,000,000 shares of the Company’s common stock owned by him back to treasury in exchange for increasing the loan amount due him by the Company at that time by $625,000.

During 2007, the Company accrued compensation to its President of $2,100,000. The compensation was valued based upon the estimated fair value of the 3,000,000 shares of the Company’s common stock that are to be issued in consideration for these services. The shares were issued in 2008 (See Note 14).

As discussed in Note 12, the Company issued stock warrants to various consultants in 2005 for the purchase of 10,000,000 shares of the Company’s common stock at a price of $.50 per share. In 2007, the Company’s President acquired these stock warrants.

The Company entered into an agreement with Activate, Inc., a corporation wholly owned by the Company’s President. Activate holds a license on certain applications on which the Company licensed to a third party Activate has sublicensed the applications to the Company and in consideration, receives 3% of all net revenue generated under the license. Activate collects the revenue generated under this license and pays 97% of the amounts collected to the Company.

Note11.	Deferred Income

In December 2005, the Company received $2,000,000 in connection with an option agreement and related service agreement. Under the terms of the option agreement, the third party payer had until July 30, 2006 to exercise the option to acquire the Company. The option was not exercised and the $2,000,000 is treated as an advance against royalties earned by the Company on the use of an application licensed to the third party payer.

Under the service agreement, the Company provides the application for the first four months at no cost, but is entitled to reimbursement for any direct pass through third party costs paid by the Company relating to the use of the licensed technology and related service. Thereafter the Company nets $.175 per transaction on the delivery of any mobile content to the third Party payer through the utilization of the application for a period of up to three years. As the $2,000,000 advance is not refundable, the Company is amortizing it into revenue evenly over the remaining 29 months of the license agreement. Therefore on a monthly basis, the Company is reporting revenue relating to this license agreement the greater of the transaction fee earned or $68,966 ($2,000,000/29 months). For 2007 and 2006, the Company earned $634,112 and $344,828, respectively, through this agreement.

Note12.	Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

Pursuant to a settlement agreement, in 2006, certain shareholders returned 751,000 shares of the Company’s common stock in consideration for $1,233,004.

In 2006, the Company issued 9,000,000 shares of its common stock to its president in consideration for services. The shares were valued at $6,300,000. The shares were subsequently canceled.

In 2006, the Company’s president purchased 12,000,000 of the Company’s common stock for $2,500,000.

In 2006, the Company’s president returned 3,000,000 shares of the Company’s common stock in consideration for increasing its indebtedness due him by $625,000. The shares were subsequently canceled.

In 2006, the Company placed 13,400,000 shares of its common stock in escrow as collateral on a $2,500,000 loan (See Note 9).

In 2007, the Company issued the 13,400,000 shares held in escrow to the note holder in consideration for the cancellation of $2,500,000 of indebtedness and accrued interest.

In 2007, the Company issued 2,500,000 shares to a consulting. The shares were valued at $1,750,000.

Warrants

In 2005, the Company issued stock warrants to various consultants to purchase 10,000,000 shares of the Company’s common stock at a price of $.50 per share. The warrants expire on July 15. 2015. These warrants were valued at $27,187,000 using the Black-Sholes Option Model based upon an expected life of 10 years, risk free interest rate of 4.5%, and expected volatility of 50%. At the date of grant, the Company’s common stock had an estimated market value based upon the price established in its past private offering of $3 per share.

As part of the convertible debt issued in 2006 as discussed above in Note 7, the Company issued stock warrants to the various note holders to purchase a total of 1,473,000 shares of its common stock at a current price of $.88 per share. The warrants expire on the fifth anniversary date of the respective grant. As the exercise price of $.88 per share was greater than the estimated market price of the Company’s common stock of $.70 at date of grant, no compensation expense was recognized.

In 2007, the Company received an additional $150,000 through the issuance of convertible debt. The Company issued to these note holders stock warrants to purchase a total of 75, 000 shares of its common stock at a current price of $.88 per share. The warrants expire on the fifth anniversary date of the respective grant. As the exercise price of $.88 per share was greater than the estimated market price of the Company’s common stock of $.70 at date of grant, no compensation expense was recognized.

In 2007, the Company issued stock warrants to three consultants to purchase 2,000,000 shares of the Company’s common stock a price of $.01 per share. The warrants expire on July 12, 2012. These warrants were valued at $1,384,400 using the Black-Sholes Option Model based upon an expected life of 5 years, risk free interest rate of 4.8%, and expected volatility of 65%. At the date of grant, the Company’s common stock had an estimated market value based upon the price established in its debt offering of $.70 per share.

A summary of outstanding stock warrants is as follows:

		Weighted
		average
	Number	exercise
	of shares	price
Outstanding - December 31, 2005	10,000,000	$0.50
Granted	1,473,000	$0.88
Exercised	-	-
Cancelled	-	-
Outstanding - December 31, 2006	11,473,000	$0.55
Granted	2,075,000	$0.04
Exercised	-	-
Cancelled	-	-
Outstanding - December 31, 2007	13,548,000	$0.47

Note 13. Commitments and Contingency

Operating Leases

The Company leases office space in Encinitas, California which expires on July 31. 2010. In addition to paying rent, the Company is also required to pay its prorata share of the property’s operating expenses.

A schedule of minimum lease payments under the leases is as follows:

Year Ended
December 31,

2008	$105,794
2009	108,903
2010	64,573
$279,270

Rent expense for 2007 and 2006 was $100,258 and $95,994 respectively.

Licensing Fee Obligations

The Company has entered into various licensing agreements that require the Company to pay fees to the licensors on revenues earned by the Company utilizing the related license. The amounts paid on each license vary depending on the terms of the related license. As of December 31, 2007 and 2006, obligations due under these various licenses totaled $362,508 and $23,201, respectively. These liabilities are included in the Company’s balance sheet under Accounts payable and accrued expenses.

Note 14. Subsequent Events

In February 2008, the Company issued 5,000,000 shares of its common stock in consideration for the cancellation of $375,000 of indebtedness due its President.

In February 2008, the Company issued 4,556,745 shares of its common stock in consideration of cancelling $3,229,892 of convertible debt and accrued interest. In June 2008, the Company issued these investors an additional 2,211,429 shares.

In March 2008, the Company issued 2,000,000 shares of its common stock to various employees, consultants, and an attorney for services valued at $1,400,000.

In March 2008, the Company issued 3,000,000 shares of its common stock to its president for compensation accrued in 2007 valued at $2,100,000.

In March 20, 2008, the Company entered into an agreement to merge into Single Touch Systems Inc. (formerly Hosting Site Network, Inc) “Hosting”. Hosting is a shell company with limited assets and operations.

Under the terms of the merger, Hosting will exchange its common shares to shareholders of Interactive on a 1 for 1 basis. As of March 31, 2008, Hosting had 8,273,500 shares issued and outstanding. Pursuant to the original merger agreement, Hosting was required to effectuate a 2.3:1 reverse stock split. Pursuant to an amendment to the agreement, Hosting effectuated a forward 3:1 stock split. In addition, terms of the merger required Hosting’s president to return 3,913,044 (post split) shares of its common stock owned by him to Hosting for cancellation. The two stock splits adjusted the outstanding common shares of Hosting prior to the merger and after the return of the president’s shares to 6,878,511 shares. All existing warrants and other stock conversions on which Interactive is obligated will be transferred to Hosting on a 1 for 1 basis. The merger will be treated for financial reporting purposes as a reverse acquisition whereby the Company’s operations will continue to be reported as if it had actually been the acquirer.

In March and April 2008, the Company borrowed a total of $1,900,000 from Hosting under a bridge loan agreement whereby the Company can borrow up to an aggregate of $3,300,000 on a one-year term. The loans are assessed interest at an annual rate of 12%. Loans under the agreement are collateralized by the Company’s assets.

Upon the consummation of the merger between the two companies, the outstanding principal and accrued interest will be forgiven. If the merger is not consummated through the actions of the Company, Hosting has the right to convert the outstanding balance due into units at a price of $1.25 per unit. Each unit consists of one share of the Company’s common stock, one Class A Warrant, exercisable to purchase one share of the Company’s common stock at $1.60, per share, for 18 months from the grant date and one Class B Warrant exercisable to purchase one share of the Company’s common stock at $2.05 per share, for 36 months from the grant date.

In June 2008, the Company authorized a 1:2 reverse stock split. Pro forma loss per share assuming the reverse stock split took effect at the beginning of each period presented are as follows:

	For the Year Ended		For the Three Months Ended
	December 31,		March 31,
	2006	2007	2007	2008
			(Unaudited)	(Unaudited)

Net loss	$(8,569,178)	$(10,992,807)	$(1,236,651)	$(3,909,751)

Pro forma basic and diluted loss per share	$(0.50)	$(0.43)	$(0.05)	$(0.11)

Proforma weighted average shares outstanding	17,035,901	25,814,392	23,944,875	34,534,090

In June 2008, the Company granted warrants to certain investors to acquire 2,322,000 (post split) shares of the Company’s common stock at a purchase price of $0.88 per share. These warrants are immediately exercisable and expire on June 22, 2011.

Also in June 2008, the Company granted warrants to two consultants to purchase 1,000,000 (post split) shares each of the Company’s common stock at a purchase price of $0.01 per share. These warrants are immediately exercisable and expire on June 22, 2011.

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical financial statements of Single Touch Systems Inc. (formerly Hosting Site Network, Inc.) “Hosting” to give effect to its merger with of Single Touch Interactive, Inc. “Interactive”.

The merger between the two companies will be treated for financial reporting purposes as a reverse acquisition whereby Interactive’s operations will continue to be reported as if it had actually been the acquirer. The accompanying pro forma information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operation that would have actually been reported had the acquisition been in effect during the periods presented, or which may be reported in the future.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Hosting and Interactive.

SINGLE TOUCH SYSTEMS, INC.
(Formerly Hosting Site Network, Inc.)
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

	Historical				Unaudited
	March 31, 2008				Pro forma
	Single Touch	Single Touch		Pro forma	March 31,
	Systems, Inc.	Interactive, Inc.		Adjustments	2008
Assets
Current assets
Cash and cash equivalents	$125,178	$1,473,177		$-	$1,598,355
Accounts receivable - trade		297,326		-	297,326
Accounts receivable - related party		88,475		-	88,475
Note receivable	1,900,000		A	(1,900,000)	-
Other current assets	3,850	45,977		-	49,827

Total current assets	2,029,028	1,904,955		(1,900,000)	2,033,983

Property and equipment, net	-	211,488		-	211,488

Other assets					-
Capitalized software development costs, net	-	522,461		-	522,461
Defered acquisiiton costs	23,550		C	(23,550)	-
Deposits	-	15,282		-	15,282

Total other assets	23,550	537,743		(23,550)	537,743

Total assets	$2,052,578	$2,654,186		(1,923,550)	2,783,214

Liabilities and Stockholders' (Deficit)
Current liabilities
Accounts payable and accrued expenses	$41,602	$715,360		$-	$756,962
Accrued compensation - related party	-	893,750			893,750
Current portion of notes payable	-	1,907,495	A	(1,900,000)	7,495
Current portion of convertible debentures	1,850,000	-		-	1,850,000
Deferred income	-	1,109,642		-	1,109,642

Total current liabilities	1,891,602	4,626,247		(1,900,000)	4,617,849

Long-term liabilities
Notes payable - related parties	-	2,613,977			2,613,977

Total liabilities	1,891,602	7,240,224		(1,900,000)	7,231,826

Stockholders' (Deficit)
Common stock	8,273	78,512	B	(3,000)	45,381
			C	(1,359)
			F	(39,256)
			G	2,211

Additional paid-in capital	777,259	77,655,956	B	3,000	80,922,512
			C	1,359
			D	(648,106)
			F	39,256
			G	3,093,788

Accumulated deficit	(624,556)	(82,320,506)	D	624,556	(85,416,505)
			G	(3,095,999)

Total stockholders' (deficit)	160,976	(4,586,038)		3,072,449	(4,448,612)

Total liabilities and stockholders' (deficit)	$2,052,578	$2,654,186		$1,172,449	$2,783,214

See notes to unaudited proforma condensed financial statements.

SINGLE TOUCH INTERACTIVE, INC.
(Formerly Hosting Site Network, Inc.)
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

Single Touch Systems, Inc. for the six-months ended March 31, 2008
Single Touch Interactive Inc. for the three-months ended March 31, 2008

	Historical				Unaudited Pro forma
	Single Touch	Single Touch		Pro forma	March 31,
	Systems, Inc.	Interactive, Inc.		Adjustments	2008

Revenue
Wireless applications	$-	$942,146		$-	$942,146

Total revenue	-	942,146		-	942,146

Operating Expenses
Royalties and application costs	-	756,010		-	756,010
Software development costs	-	268,615		-	268,615
Modfication of debt instruments			G	3,095,999
General and administrative	(46,311)	2,215,478	E	46,311	2,215,478

Total operating expenses	(46,311)	3,240,103		3,142,310	3,240,103

Loss from operations	46,311	(2,297,957)		(3,142,310)	(2,297,957)

Other Income (Expenses)
Interest expense	-	(1,085,994)		-	(1,122,915)

Net loss before income taxes	46,311	(3,383,951)		(3,142,310)	(3,420,872)

Provision for income taxes	-	(800)		-	(800)

Net loss	$46,311	$(3,384,751)		$(3,142,310)	$(3,421,672)

Basic and diluted net loss per share	$0.01	$(0.05)		$0.09	$(0.08)

Weighted average shares outstanding	7,877,896	69,068,179	H	(35,533,507)	41,412,568

See notes to unaudited proforma condensed financial statements.

SINGLE TOUCH INTERACTIVE, INC.
(Formerly Hosting Site Network, Inc.)
UNAUDITED PRO FORMACONDENSED STATEMENTS OF OPERATIONS

Single Touch Systems, Inc. for the year ended September 30, 2007
Single Touch Interactive Inc. for the year ended December 31, 2007

	Historical				Unaudited Pro forma
	Single Touch	Single Touch		Pro forma	March 31,
	Systems, Inc.	Interactive, Inc.		Adjustments	2008

Revenue
Wireless applications	$-	$5,231,243		$-	$5,231,243
Other revenue	-	160,000		-	160,000

Total revenue	-	5,391,243		-	5,391,243

Operating Expenses
Royalties and application costs	-	4,301,035		-	4,301,035
Software development costs	-	683,330		-	683,330
General and administrative	72,123	9,702,983	E	(72,123)	9,702,983

Total operating expenses	72,123	14,687,348		(72,123)	14,687,348

Loss from operations	(72,123)	(9,296,105)		72,123	(9,296,105)

Other Income (Expenses)
Interest income	3,430	-	E	(3,430)	-
Interest expense	-	(1,695,902)		-	(1,695,902)

Net loss before income taxes	(68,693)	(10,992,007)		68,693	(10,992,007)

Provision for income taxes	-	(800)		-	(800)

Net loss	$(68,693)	$(10,992,807)		$68,693	$(10,992,807)

Basic and diluted net loss per share	$(0.01)	$(0.21)		$(0.00)	$(0.34)

Weighted average shares outstanding	7,273,500	51,628,784	H	(26,209,414)	32,692,870

See notes to unaudited proforma condensed financial statements.

SINGLE TOUCH SYSTEMS INC.
(Formerly Hosting Site Network, Inc.)
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Reorganization

On March 20, 2008, Single Touch Systems Inc. (formerly Hosting Site Network, Inc) “Hosting”, entered into an agreement to merge with Single Touch Interactive, Inc. (“Interactive”). Interactive is based in Encinitas California, and develops and licenses software applications utilized by end users in downloading images, ringtones, games, and other content into their cell phones and other wireless communication devices.

Under the terms of the merger, Hosting will exchange its common shares to shareholders of Interactive on a 1 for 1 basis. As of March 31, 2008, Hosting had 8,273,500 shares issued and outstanding. Pursuant to the original merger agreement, Hosting was required to effectuate a 2.3:1 reverse stock split. Pursuant to an amendment to the agreement, Hosting effectuated a forward 3:1 stock split. In addition, terms of the merger required Hosting’s president to return 3,913,044 (post split) shares of its common stock owned by him to Hosting for cancellation. The two stock splits adjusted the outstanding common shares of Hosting prior to the merger and after the return of the president’s shares to 6,878,511 shares. All existing warrants and other stock conversions on which Interactive is obligated will be transferred to Hosting on a 1 for 1 basis. Since Hosting had prior to the recapitalization minimal assets and limited operations, the merger will be treated for financial reporting purposes as a reverse acquisition whereby Interactive’s operations will continue to be reported as if it had actually been the acquirer.

Pro forma Adjustments

A.	To eliminate intercompany loan activity.

B.	To record the 1:2.3 reverse stock split of Hosting

C.	To record the 3:1 forward stock split of Hosting

D.	To record the return of 3,913,044 (post split) shares owned by Hosting’s president to treasury for cancellation.

E.	To record 1:2 reverse stock split of Interactive

F.
To record the issuance of 2,211,428 shares of Interactive common stock to certain investors considered a modification of a debt instrument and to record the loss on the modification of the debt instrument on the issuance of these additional shares.

G.	To adjust stockholders’ deficit to reflect the recapitalization of Hosting and to close out Hosting’s accumulated deficit following the merger.

H.	To eliminate Hosting’s operations.

I.
To adjust the weighted average common shares outstanding to reflect the 48,346,063 common shares outstanding following the merger. The 48,346,063 shares consist of the 6,878,511 shares held by the original shareholders of Hosting and the 41,467,552 shares issued to the stockholders of Interactive.

(d) Exhibits.

Exhibit No.	SEC Report Reference Number	Description

2.1	2.1	Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc. (1)

2.2	10.1
Addendum dated May 29, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc. (2)

2.3	10.1
Second Addendum dated June 10, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc. (4)

2.4	10.1
Third Addendum dated June 27, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc. (5)

2.5	*
Fourth Addendum dated July 22, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc.

2.6	*
Fifth Addendum dated July 24, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc.

2.7	*	Articles of Merger dated July 24, 2008 of Single Touch Acquisition Corp. with and into Single Touch Interactive, Inc.

3.1	3.1	Certificate of Incorporation of Hosting Site Network, Inc., (presently known as Single Touch Systems Inc.) filed May 31, 2001 (6)

Exhibit No.	SEC Report Reference Number	Description

3.2	3.2	Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) filed March 6, 2002 (7)

3.3	*	Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) filed May 12, 2008

3.4	3.2	By-Laws of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (6)

3.5	3.3	Amended by-Laws of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (8)

4.1	4.1	$200,000 Promissory Note of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) dated March 17, 2008 (1)

4.2	4.2	Secured $250,000 Promissory Note of Single Touch Interactive, Inc. dated March 17, 2008 issued to Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (1)

4.3	4.1	Form of Convertible Note of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) for 2008 Note Offering (3)

4.4	4.2	Form of Secured Bridge Loan Note of Single Touch Interactive, Inc. pursuant to March 31, 2008 Bridge Loan Agreement (3)

4.5	4.1	Secured $425,000 Bridge Loan Promissory Note of Single Touch Interactive, Inc. dated June 5, 2008 (4)

4.6	10.4	Amendment dated June 15, 2008 to March 17, 2008 and March 31, 2008 Convertible Notes of Single Touch Systems Inc. (5)

Exhibit No.	SEC Report Reference Number	Description

4.7	4.1	Secured $630,000 Bridge Loan Promissory Note of Single Touch Interactive, Inc. (5)

4.8	*	Form of Class A Warrant – 2008 Note Offering

4.9	*	Form of Class B Warrant – 2008 Note Offering

4.10	*	Form of Single Touch Interactive, Inc. Warrant

4.11	*	Single Touch Interactive, Inc. $2,319,511.64 Convertible Promissory Note dated July 24, 2008

4.12	*	Single Touch Interactive, Inc. $561,558 Convertible Promissory Note dated July 24, 2008

4.13	*	Single Touch Interactive, Inc. $73,445 Convertible Promissory Note dated July 24, 2008

10.1	10.1	Security Agreement dated March 17, 2008 between Single Touch Interactive, Inc. and Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (1)

10.2	10.1	Bridge Loan Agreement dated March 31, 2008 between Single Touch Interactive, Inc. and Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (3)

10.3	10.2	Security Agreement dated March 31, 2008 between Single Touch Interactive, Inc. and Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (3)

10.4	10.2	Addendum dated May 29, 2008 to March 31, 2008 Bridge Loan Agreement between Single Touch Interactive, Inc. and Single Touch Systems Inc. (2)

10.5	10.3	Addendum dated May 29, 2008 to Bridge Loan Promissory Notes of Single Touch Interactive, Inc. (2)

Exhibit No.	SEC Report Reference Number	Description

10.6	10.2	Second Addendum dated June 27, 2008 to March 31, 2008 Bridge Loan Agreement between Single Touch Interactive, Inc. and Single Touch Systems Inc. (5)

10.7	10.3	Second Addendum dated June 27, 2008 to Bridge Loan Promissory Notes of Single Touch Interactive, Inc. (5)

10.8	*	Escrow Agreement dated July 24, 2008 by and among Single Touch Systems Inc., Randall Lanham, and Gottbetter & Partners, LLP

10.9	*	Employment Agreement dated July 15, 2008 between Single Touch Interactive, Inc. and Anthony Macaluso

10.10	*	2008 Stock Plan

10.11	*	Service Agreement dated June 19, 2006 by and between Single Touch Interactive, Inc. and Boulevard Media Inc.

10.12	*	Service Agreement dated as of December 18, 2005 by and between Single Touch Interactive, Inc. and Motricity Inc.

14	14	Code of Ethics (9)

21	*	List of Subsidiaries of Single Touch Systems Inc.

* Filed herewith.

(1)
Filed with the Securities and Exchange Commission on March 21, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated March 20, 2008, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission on June 3, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated May 29, 2008, which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission on April 4, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated March 31, 2008, which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission on June 20, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated June 5, 2008, which exhibit is incorporated herein by reference.

(5)
Filed with the Securities and Exchange Commission on July 14, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated June 15, 2008, which exhibit is incorporated herein by reference.

(6)
Filed with the Securities and Exchange Commission on August 11, 2001 as an exhibit, numbered as indicated above, to the Registration’s registration statement (SEC File No. 333-73004) on Form SB-2, which exhibit is incorporated herein by reference.

(7)
Filed with the Securities and Exchange Commission on April 11, 2002 as an exhibit, numbered as indicated above, to the Registration’s registration statement (SEC File No. 333-73004) on Form SB-2 (Post Effective Amendment No. 3), which exhibit is incorporated herein by reference.

(8)
Filed with the Securities and Exchange Commission on February 8, 2002 as an exhibit, numbered as indicated above, to the Registration’s registration statement (SEC File No. 333-73004) on Form SB-2 (Post Effective Amendment No. 1), which exhibit is incorporated herein by reference.

(9)
Filed with the Securities and Exchange Commission on December 21, 2004 as an exhibit, numbered as indicated above, to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, which exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

By:	/s/ Anthony Macaluso
Name: Anthony Macaluso
Title: President

Dated: July 29, 2008

EXHIBIT INDEX

Exhibit No.	SEC Report Reference Number	Description

2.1	2.1	Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc. (1)

2.2	10.1
Addendum dated May 29, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc. (2)

2.3	10.1
Second Addendum dated June 10, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc. (4)

2.4	10.1
Third Addendum dated June 27, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc. (5)

2.5	*
Fourth Addendum dated July 22, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc.

2.6	*
Fifth Addendum dated July 24, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive Inc.

2.7	*	Articles of Merger dated July 24, 2008 of Single Touch Acquisition Corp. with and into Single Touch Interactive, Inc.

3.1	3.1	Certificate of Incorporation of Hosting Site Network, Inc., (presently known as Single Touch Systems Inc.) filed May 31, 2001 (6)

Exhibit No.	SEC Report Reference Number	Description

3.2	3.2	Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) filed March 6, 2002 (7)

3.3	*	Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) filed May 12, 2008

3.4	3.2	By-Laws of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (6)

3.5	3.3	Amended by-Laws of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (8)

4.1	4.1	$200,000 Promissory Note of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) dated March 17, 2008 (1)

4.2	4.2	Secured $250,000 Promissory Note of Single Touch Interactive, Inc. dated March 17, 2008 issued to Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (1)

4.3	4.1	Form of Convertible Note of Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) for 2008 Note Offering (3)

4.4	4.2	Form of Secured Bridge Loan Note of Single Touch Interactive, Inc. pursuant to March 31, 2008 Bridge Loan Agreement (3)

4.5	4.1	Secured $425,000 Bridge Loan Promissory Note of Single Touch Interactive, Inc. dated June 5, 2008 (4)

4.6	10.4	Amendment dated June 15, 2008 to March 17, 2008 and March 31, 2008 Convertible Notes of Single Touch Systems Inc. (5)

Exhibit No.	SEC Report Reference Number	Description

4.7	4.1	Secured $630,000 Bridge Loan Promissory Note of Single Touch Interactive, Inc. (5)

4.8	*	Form of Class A Warrant – 2008 Note Offering

4.9	*	Form of Class B Warrant – 2008 Note Offering

4.10	*	Form of Single Touch Interactive, Inc. Warrant

4.11	*	Single Touch Interactive, Inc. $2,319,511.64 Convertible Promissory Note dated July 24, 2008

4.12	*	Single Touch Interactive, Inc. $561,558 Convertible Promissory Note dated July 24, 2008

4.13	*	Single Touch Interactive, Inc. $73,445 Convertible Promissory Note dated July 24, 2008

10.1	10.1	Security Agreement dated March 17, 2008 between Single Touch Interactive, Inc. and Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (1)

10.2	10.1	Bridge Loan Agreement dated March 31, 2008 between Single Touch Interactive, Inc. and Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (3)

10.3	10.2	Security Agreement dated March 31, 2008 between Single Touch Interactive, Inc. and Hosting Site Network, Inc. (presently known as Single Touch Systems Inc.) (3)

10.4	10.2	Addendum dated May 29, 2008 to March 31, 2008 Bridge Loan Agreement between Single Touch Interactive, Inc. and Single Touch Systems Inc. (2)

10.5	10.3	Addendum dated May 29, 2008 to Bridge Loan Promissory Notes of Single Touch Interactive, Inc. (2)

Exhibit No.	SEC Report Reference Number	Description

10.6	10.2	Second Addendum dated June 27, 2008 to March 31, 2008 Bridge Loan Agreement between Single Touch Interactive, Inc. and Single Touch Systems Inc. (5)

10.7	10.3	Second Addendum dated June 27, 2008 to Bridge Loan Promissory Notes of Single Touch Interactive, Inc. (5)

10.8	*	Escrow Agreement dated July 24, 2008 by and among Single Touch Systems Inc., Randall Lanham, and Gottbetter & Partners, LLP

10.9	*	Employment Agreement dated July 15, 2008 between Single Touch Interactive, Inc. and Anthony Macaluso

10.10	*	2008 Stock Plan

10.11	*	Service Agreement dated June 19, 2006 by and between Single Touch Interactive, Inc. and Boulevard Media Inc.

10.12	*	Service Agreement dated as of December 18, 2005 by and between Single Touch Interactive, Inc. and Motricity Inc.

14	14	Code of Ethics (9)

21	*	List of Subsidiaries of Single Touch Systems Inc.

* Filed herewith.

(1)
Filed with the Securities and Exchange Commission on March 21, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated March 20, 2008, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission on June 3, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated May 29, 2008, which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission on April 4, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated March 31, 2008, which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission on June 20, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated June 5, 2008, which exhibit is incorporated herein by reference.

(5)
Filed with the Securities and Exchange Commission on July 14, 2008 as an exhibit, numbered as indicated above, to the Registration’s Current Report on Form 8-K dated June 15, 2008, which exhibit is incorporated herein by reference.

(6)
Filed with the Securities and Exchange Commission on August 11, 2001 as an exhibit, numbered as indicated above, to the Registration’s registration statement (SEC File No. 333-73004) on Form SB-2, which exhibit is incorporated herein by reference.

(7)
Filed with the Securities and Exchange Commission on April 11, 2002 as an exhibit, numbered as indicated above, to the Registration’s registration statement (SEC File No. 333-73004) on Form SB-2 (Post Effective Amendment No. 3), which exhibit is incorporated herein by reference.

(8)
Filed with the Securities and Exchange Commission on February 8, 2002 as an exhibit, numbered as indicated above, to the Registration’s registration statement (SEC File No. 333-73004) on Form SB-2 (Post Effective Amendment No. 1), which exhibit is incorporated herein by reference.

(9)
Filed with the Securities and Exchange Commission on December 21, 2004 as an exhibit, numbered as indicated above, to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, which exhibit is incorporated herein by reference.